Exhibit 2.1

FORM OF DISTRIBUTION AGREEMENT

BY AND BETWEEN

AUTOLIV, INC.

AND

VEONEER, INC.

DATED AS OF                          , 2018

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.1	Definitions	1
1.2	Interpretation	8

ARTICLE II INTERNAL RESTRUCTURING		9

ARTICLE III COMPLETION OF THE DISTRIBUTION		9

3.1	Actions Prior to the Distribution	9
3.2	Effecting the Distribution	10
3.3	Conditions to the Distribution	11
3.4	Sole Discretion	12

ARTICLE IV DISPUTE RESOLUTION		13
4.1	General Provisions	13
4.2	Negotiation by Senior Executives	14
4.3	Required Mediation	14
4.4	Binding Arbitration	14
4.5	Interim Equitable Relief	16

ARTICLE V MUTUAL RELEASES; INDEMNIFICATION; COOPERATION; INSURANCE		16

5.1	Release of Claims Prior to Distribution	16
5.2	Indemnification by Autoliv	18
5.3	Indemnification by Veoneer	19
5.4	Procedures for Indemnification	19
5.5	Additional Matters	21
5.6	Indemnification Obligations Net of Insurance Proceeds, Third Party Recoveries and Net Tax Benefit; Mitigation.	22
5.7	Survival of Indemnities	23
5.8	Right of Contribution	23
5.9	Covenant Not to Sue (Liabilities and Indemnity)	24
5.10	No Impact on Third Parties	24
5.11	No Cross-Claims or Third Party Claims	24
5.12	Severability	24
5.13	Specified Ancillary Agreements	25
5.14	Exclusivity	25
5.15	Cooperation	25
5.16	Product Liability, Warranty and Recall Claims and Insurance Coverage	26
5.17	Other Insurance Matters	29

ARTICLE VI EXCHANGE OF INFORMATION; CONFIDENTIALITY		30

6.1	Agreement for Exchange of Information	30
6.2	Ownership of Information	30
6.3	Compensation for Providing Information	30
6.4	Record Retention	31
6.5	Limitations of Liability	32
6.6	Other Agreements Providing for Exchange of Information	32
6.7	Auditors and Audits	32
6.8	Privileged Matters	33

i

6.9 Confidentiality		35
6.10	Protective Arrangements	36

ARTICLE VII FURTHER ASSURANCES AND ADDITIONAL COVENANTS		37
7.1	Further Assurances	37
7.2	Performance	37
7.3	No Restrictions on Post-Closing Competitive Activities; Corporate Opportunities	37
7.4	Mail Forwarding	38
7.5	Non-Solicitation Covenant	38
7.6	Order of Precedence	38

ARTICLE VIII TERMINATION		39
8.1	Termination	39
8.2	Effect of Termination	39

ARTICLE IX . MISCELLANEOUS		39
9.1	Counterparts; Entire Agreement; Corporate Power	39
9.2	Governing Law	40
9.3	Assignability	40
9.4	Third Party Beneficiaries	40
9.5	Notices	40
9.6	Severability	41
9.7	Force Majeure	41
9.8	Expenses	41
9.9	Headings	42
9.10	Survival of Covenants	42
9.11	Waivers of Default	42
9.12	Specific Performance	42
9.13	Amendments	42
9.14	Construction	42
9.15	Limited Liability	43
9.16	Exclusivity of Tax Matters Agreement	43
9.17	Limitations of Liability	43

Exhibits
Exhibit A	Master Transfer Agreement
Exhibit B	Employee Matters Agreement
Exhibit C	Tax Matters Agreement
Exhibit D	Amended and Restated Transition Services Agreement

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DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT is entered into effective as of                     , 2018 (this “Agreement”), by and between Autoliv, Inc., a Delaware corporation (“Autoliv”), and Veoneer, Inc., a Delaware corporation (“Veoneer”). Autoliv and Veoneer are each a “Party” and are sometimes referred to herein collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I.

RECITALS:

WHEREAS, Autoliv owns 100% of the shares of common stock, par value $1.00 per share, of Veoneer (the “Veoneer Common Stock”);

WHEREAS, Autoliv and Veoneer entered into a Master Transfer Agreement, effective as of April 1, 2018 (the “Master Transfer Agreement”), which is attached hereto as Exhibit A, pursuant to which on or prior to April 1, 2018 (the “Restructuring Date”), Autoliv and its Subsidiaries entered into a series of transactions to separate the Veoneer Business from the Autoliv Business so that, as of the Restructuring Date, the Veoneer Business was held and operated by members of the Veoneer Group and the Autoliv Business was held and operated by members of the Autoliv Group (the “Restructuring”);

WHEREAS, the Board of Directors of Autoliv (the “Autoliv Board”) has determined after careful review and consideration that it is appropriate, desirable and in the best interests of Autoliv and its stockholders to separate Veoneer into a separate, publicly traded company;

WHEREAS, in order to effect the separation, the Autoliv Board has determined that it is appropriate, desirable and in the best interests of Autoliv and its stockholders for Autoliv to distribute to the holders of the Autoliv Common Stock (as defined herein), on a pro rata basis (in each case without consideration being paid by such stockholders), all of the outstanding shares of Veoneer Common Stock (with the holders of Swedish Depository Receipts representing shares of Autoliv Common Stock receiving Swedish Depository Receipts representing shares of Veoneer Common Stock) (the “Distribution”);

WHEREAS, the Parties intend that the Distribution will qualify as a tax-free distribution within the meaning of Sections 368(a)(1)(D) and 355 of the Code, and qualify as a tax-free distribution under the Lex-ASEA rules in Sweden; and

WHEREAS, each of the Parties has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters following the Distribution Effective Time.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. For the purpose of this Agreement, the following terms shall have the following meanings; provided, however, terms used in this Agreement that are not defined herein shall have the meanings set forth in the Master Transfer Agreement:

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any Governmental Authority or in any arbitration or mediation.

“Affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated Transition Services Agreement” means that certain Amended and Restated Transition Services Agreement by and between Autoliv and Veoneer, in substantially the form attached hereto as Exhibit D.

“Amended Financial Report” has the meaning set forth in Section 6.7(b).

“Ancillary Agreements” means, collectively, the various Contracts, resolutions and other documents entered into by the Parties or the members of their respective Groups (but to which no Third Party is a party) in connection with the Restructuring, the Distribution and the other transactions contemplated hereby, including the Master Transfer Agreement, the Transition Services Agreement, the Amended and Restated Transition Services Agreement, the Employee Matters Agreement and the Tax Matters Agreement.

“Arbitration Act” has the meaning set forth in Section 4.1(a).

“Arbitration Demand Notice” has the meaning set forth in Section 4.4(a).

“Autoliv” has the meaning set forth in the Preamble.

“Autoliv Board” has the meaning set forth in the Recitals.

“Autoliv Common Stock” means the shares of common stock, par value $1.00, of Autoliv.

“Autoliv Custodian” means Skandinaviska Enskilda Banken AB (publ), as the custodian for the Autoliv SDRs.

“Autoliv Group” means, immediately after the Restructuring Effective Time, (i) Autoliv and (ii) each Subsidiary of Autoliv (other than any Subsidiary that is a member of the Veoneer Group).

“Autoliv Indemnitees” has the meaning set forth in Section 5.3.

“Autoliv Liabilities” means the “Autoliv Liabilities” as set forth in the Master Transfer Agreement, as amended by Section 5.16 of this Agreement.

“Autoliv SDRs” means the Swedish Depository Receipts of Autoliv, issued pursuant to the General Terms and Conditions for Swedish Depository Receipts in Autoliv, Inc., dated April 28, 1997, as amended on April 17, 1998, February 2, 1999, February 8, 2008, June 2011, November 21, 2011, March 23, 2016 and [•], 2018.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banking institutions located in either New York, New York or Stockholm, Sweden are required or authorized by Law to be closed.

“Business Records” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, ledgers, journals, financial statements, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), Tax Returns, other tax work papers and files and other documents in whatever form, physical, electronic or otherwise.

“Claim” means any claim, demand, cause of action, judgment, assertion of rights, allegation, or entitlement to fees, damages, debts, obligations, liabilities or expenses (inclusive of attorneys’ accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights) of any kind whatsoever, including any Action.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Contract” means any written, oral, implied or other contract, agreement, covenant, lease, license, guaranty, indemnity, representation, warranty, assignment, sales order, purchase order, power of attorney, instrument or other commitment, assurance, undertaking or arrangement that is binding on any Person or entity or any part of its property under applicable Law.

“Covered Matter” has the meaning set forth in Section 5.17(h).

“CPR” has the meaning set forth in Section 4.3(a).

“Disclosure Documents” means any registration statement (including the Form 10, but not including the exhibits thereto other than to the extent the information in any such exhibit is incorporated by reference into the Form 10 itself) filed with the Commission by or on behalf of any Party or any member of its Group, the Swedish Prospectus, and any information statement (including the Information Statement), prospectus, offering memorandum, offering circular, periodic report or similar disclosure document, whether or not filed with the Commission or any other Governmental Authority, in each case, which describes the Restructuring or the Distribution or the Veoneer Group or primarily relates to the transactions contemplated hereby or by the Master Transfer Agreement, including the Restructuring, the Distribution or the Financing Arrangements.

“Dispute” has the meaning set forth in Section 4.1(a).

“Dispute Committee” has the meaning set forth in Section 4.2(a).

“Distribution” has the meaning set forth in the Recitals.

“Distribution Agent” means Computershare Trust Company, N.A.

“Distribution Date” means the date on which Autoliv, through the Distribution Agent, distributes all of the issued and outstanding shares of Veoneer Common Stock to Record Holders of Autoliv Common Stock in the Distribution.

“Distribution Effective Time” means 12:01 a.m., New York time, on the Distribution Date (or such other time as may be agreed to in writing by the Parties).

“Employee Matters Agreement” means the Employee Matters Agreement by and among Autoliv and Veoneer, in substantially the form attached hereto as Exhibit B.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Arrangements” means the financing arrangements described in the Information Statement (including the Unaudited Pro Forma Condensed Combined Financial Statements included therein).

“Force Majeure” means, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not have been reasonably foreseen by such Party (or such Person) or, if it could have been reasonably foreseen, was unavoidable, and includes acts of God, storms, floods, riots, labor unrest, pandemics, nuclear incidents, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities, or other national or international calamity or one or more acts of terrorism or failure of energy sources or distribution or transportation facilities. Notwithstanding the foregoing, the receipt by a Party of an unsolicited takeover offer or other acquisition proposal, even if unforeseen or unavoidable, and such Party’s response thereto shall not be deemed an event of Force Majeure.

“Form 10” means the registration statement on Form 10 (Registration No. 001-38471) filed by Veoneer with the Commission under the Exchange Act in connection with the Distribution, including any amendment or supplement thereto and, unless the context otherwise indicates, any exhibit thereto.

“Governmental Approvals” means any notices or reports to be submitted to, or other filings to be made with, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” means any nation or government, any state, province, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, provincial, regional, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any official thereof.

“Group” means either the Veoneer Group or the Autoliv Group, as the context requires.

“Indemnifiable Loss” and “Indemnifiable Losses” means any and all Liabilities, Losses, deficiencies, obligations, penalties, judgments, settlements, claims, payments, fines, fees, administrative penalties, interest and Taxes (including the costs and expenses of any and all Actions, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding special, consequential, reputational, indirect or punitive damages (other than special, consequential, indirect, reputational and/or punitive damages awarded by a court of competent jurisdiction in connection with a Third Party Claim (and, in such a case, only to the extent awarded in such Third Party Claim)).

“Indemnifying Party” has the meaning set forth in Section 5.4(a).

“Indemnitee” has the meaning set forth in Section 5.4(a).

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium and regardless of location, including (a) Technology and (b), to the extent not described by clause (a), technical, financial, employee or business information or data, studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, trade or business secrets, techniques, strategies, standards, policies, products, plans, programs, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names and records, supplier names and records, customer and supplier lists, customer and vendor data or correspondence, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other financial employee or business information or data, files, papers, tapes, keys, correspondence, plans, invoices, forms, product data and literature, promotional and advertising materials, operating manuals, instructional documents, quality records and regulatory and compliance records.

“Information Statement” means the Information Statement attached as an exhibit to the Form 10 sent to the holders of shares of Autoliv Common Stock in connection with the Distribution, including any amendment or supplement thereto.

“Initial Notice” has the meaning set forth in Section 4.2(a).

“Insurance Proceeds” means those monies: (a) received by an insured Person from any insurer, insurance underwriter, mutual protection and indemnity club or other risk collective; or (b) paid on behalf of an insured Person by any insurer, insurance underwriter, mutual protection and indemnity club or other risk collective, on behalf of the insured, in either such case net of any costs or expenses incurred in the collection thereof.

“Law” means any national, supranational, federal, state, provincial, regional, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other legally enforceable requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” means any and all Indebtedness, guarantees, assurances, commitments, liabilities, responsibilities, Losses, remediations, deficiencies, reimbursement obligations in respect of letters of credit, damages, payments, fines, penalties, claims, settlements, judgments, sanctions, costs, expenses, interest and obligations of any nature or kind, whether accrued or fixed, absolute or contingent, matured or unmatured, accrued or not accrued, asserted or unasserted, liquidated or unliquidated, foreseen or unforeseen, known or unknown, reserved or unreserved, reflected on a balance sheet or otherwise, or determined or determinable, including those arising under any Law, Action (including any Third Party Claim), or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority or arbitration tribunal, and those arising under any Contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking or terms of employment, whether imposed or sought to be imposed by a Governmental Authority, another third Person, or a Party, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, in each case, including the costs and expenses of any and all Actions, assessments, judgments, settlements and compromises relating thereto and attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights, in each case (a) including any fines, damages or equitable relief that is imposed in connection therewith and (b) other than Taxes.

“Losses” means any and all damages, losses (including diminution in value), deficiencies, liabilities, obligations, penalties, sanctions, judgments, settlements, claims, payments, interest, costs, fees, fines and expenses (including the costs and expenses of any and all Actions, assessments, judgments, settlements and compromises relating thereto and attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights), whether or not involving a Third Party Claim, other than Taxes.

“Master Transfer Agreement” has the meaning set forth in the Recitals.

“Mediation Request” has the meaning set forth in Section 4.3(a).

“Net Tax Benefit” has the meaning set forth in Section 5.6(a).

“NYSE” means the New York Stock Exchange.

“Overlapping Claim” means any Veoneer Product Claim that relates to or arises from Veoneer Products that include both Pre-Effective Time Veoneer Products and Post-Effective Time Veoneer Products.

“Parties” or “Party” has the meaning set forth in the Preamble.

“Person” means any individual, general or limited partnership, corporation, business trust, joint venture, association, company, limited liability company, unincorporated organization, a limited liability entity, any other entity or any Governmental Authority.

“Post-Effective Time Veoneer Products” means, with respect to any Veoneer Company, Veoneer Products manufactured by such Veoneer Company with a manufacturing date for such Veoneer Product after the Restructuring Effective Time.

“Post-Effective Time Veoneer Product Claims” means Veoneer Product Claims that relate to or arise from Post-Effective Time Veoneer Products.

“Pre-Effective Time Veoneer Products” means Veoneer Products manufactured by a Veoneer Company or a member of the Autoliv Group with a manufacturing date for such Veoneer Product prior to the Restructuring Effective Time.

“Pre-Effective Time Veoneer Product Claims” means Veoneer Product Claims that relate to or arise from Pre-Effective Time Veoneer Products.

“Procedure” has the meaning set forth in Section 4.2(a).

“Record Date” means such date as may be determined by the Autoliv Board as the record date for the Distribution.

“Record Holders” means the holders of record of Autoliv Common Stock as of the Record Date.

“Records Facility” has the meaning set forth in Section 6.4(a).

“Restructuring” has the meaning set forth in the Recitals.

“Restructuring Effective Time” means the “Effective Time” as defined in the Master Transfer Agreement.

“SCC Rules” has the meaning set forth in Section 4.4(b).

“Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-entry, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever, excluding restrictions on transfer under securities Laws.

“SFSA” means the Swedish Financial Supervisory Authority.

“Specified Ancillary Agreements” means, collectively, the Amended and Restated Transition Services Agreement, the Employee Matters Agreement and the Tax Matters Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns or controls, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such Person, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Swedish Prospectus” means the prospectus approved and registered by the SFSA, for the purposes of the admission to trading on Nasdaq Stockholm, and made available to Autoliv SDR holders entitled to receive Veoneer SDRs in the Distribution.

“Tangible Information” means Information that is contained in written, electronic or other tangible forms.

“Tax” has the meaning set forth in the Tax Matters Agreement.

“Tax Authority” has the meaning set forth in the Tax Matters Agreement.

“Tax Contest” has the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax Matters Agreement by and among Autoliv and Veoneer, in substantially the form attached hereto as Exhibit C.

“Tax Records” has the meaning set forth in the Tax Matters Agreement.

“Tax Returns” has the meaning set forth in the Tax Matters Agreement.

“Third Party” means any Person who is not a member of the Autoliv Group or the Veoneer Group.

“Third Party Claim” has the meaning set forth in Section 5.4(b).

“Transfer Documents” means the Master Transfer Agreement and all of the “Ancillary Agreements” (as such term is defined in the Master Transfer Agreement) entered into in connection with the Restructuring, at or prior to the Restructuring Effective Time.

“Veoneer” has the meaning set forth in the Preamble.

“Veoneer Common Stock” has the meaning set forth in the Preamble.

“Veoneer Custodian” means Skandinaviska Enskilda Banken AB (publ), as the custodian for the Veoneer SDRs.

“Veoneer Group” means, immediately after the Restructuring Effective Time, (a) Veoneer and (b) each Subsidiary of Veoneer.

“Veoneer Indemnitees” has the meaning set forth in Section 5.2.

“Veoneer Liabilities” means the “Veoneer Liabilities” as set forth in the Master Transfer Agreement, as amended by Section 5.16 of this Agreement.

“Veoneer Product Claims” means all Third Party Claims that are related to or arise from a Veoneer Product’s lack of compliance with a customer’s, original equipment manufacturer’s or any Permit’s specifications or any functionality requirements, including product recall claims, product liability claims, and expressed or implied warranty claims, and any actual or potential first party recalls to address an occupant safety risk of any Veoneer Products initiated by Autoliv or Veoneer.

“Veoneer Products” means each individual product unit (including Software) produced or manufactured in the Veoneer Business.

“Veoneer SDRs” means the Swedish Depository Receipts of Veoneer, issued pursuant to the General Terms and Conditions for Swedish Depository Receipts in Veoneer, Inc., dated [•], 2018.

1.2 Interpretation. In this Agreement and any Ancillary Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” “herewith”     and words of similar import, and the terms “Agreement” and “Ancillary Agreement” shall, unless otherwise stated, be construed to refer to this Agreement or the applicable Ancillary Agreement as a whole (including all of the Schedules, Exhibits, Annexes and Appendices hereto and thereto) and not to any particular provision of this Agreement or such Ancillary Agreement; (c) Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified; (d) the word “including” and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean “including, without limitation”; (e) the word “or” shall not be exclusive; (f) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” and words of similar import shall all be references to the date first stated in the preamble to this Agreement, regardless of any amendment or restatement hereof; (g) unless otherwise provided, all references to “$” or “dollars” are to United States dollars; and (h) references to the performance, discharge or fulfillment of any Liability in accordance with its terms shall have meaning only to the extent such Liability has terms, and if the Liability does not have terms, the reference shall mean performance, discharge or fulfillment of such Liability.

ARTICLE II

INTERNAL RESTRUCTURING

Subject to the terms and conditions of the Master Transfer Agreement, prior to the date hereof, Autoliv completed the Restructuring such that as of the Restructuring Effective Time (i) all of Autoliv’s and its Subsidiaries’ rights, title and interest in and to the Autoliv Assets were owned or held by the Autoliv Group, the Autoliv Business was conducted by the Autoliv Group and all of the Autoliv Liabilities were Assumed directly or indirectly by (or remained with) the Autoliv Group and (ii) Veoneer, directly or indirectly, owned the equity interests of all of the Transferred Entities, all of Autoliv’s and its Subsidiaries’ rights, title and interest in and to the Veoneer Assets were owned or held by the Veoneer Group, the Veoneer Business was conducted by the Veoneer Group and all of the Veoneer Liabilities were Assumed directly or indirectly by (or remained with) the Veoneer Group.

ARTICLE III

COMPLETION OF THE DISTRIBUTION

3.1 Actions Prior to the Distribution. Prior to the Distribution Effective Time, subject to the terms and conditions set forth herein, the Parties shall take, or cause to be taken, the following actions in connection with the Distribution:

(a) U.S. Securities Law Matters. Veoneer shall file with the Commission any amendments or supplements to the Form 10 as may be necessary or advisable in order to cause the Form 10 to become and remain effective as required by the Commission or U.S. federal, state or other applicable securities Laws. Autoliv and Veoneer shall cooperate in preparing, filing with the Commission and causing to become effective registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other equity incentive plans necessary or advisable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

(b) Swedish Securities Law Matters. Veoneer shall file with the SFSA any amendments or supplements to the Swedish Prospectus as may be necessary or advisable in order to cause the Swedish Prospectus to be approved and registered by the SFSA.

(c) Certificate of Incorporation. On or prior to the Distribution Date, Autoliv and Veoneer shall take all necessary action that may be required to provide for the adoption by Veoneer of the amended and restated certificate of incorporation filed by Veoneer with the Commission as an exhibit to the Form 10, to be effective as of the Distribution Effective Time.

(d) Bylaws. On or prior to the Distribution Date, Autoliv and Veoneer shall take all necessary action that may be required to provide for the adoption by Veoneer of the amended and restated bylaws filed by Veoneer with the Commission as an exhibit to the Form 10, to be effective as of the Distribution Effective Time.

(e) Officers and Directors. On or prior to the Distribution Effective Time, the Parties shall take all necessary action so that, as of the Distribution Effective Time, the executive officers and directors of Veoneer will be as set forth in the Information Statement.

(f) Financings. Prior to or on the Distribution Date, Autoliv shall cause all conditions to the availability of the funding under the Financing Arrangements to be satisfied.

(g) Stock-Based Employee Benefit Plans. Autoliv and Veoneer shall take all actions as may be necessary to approve the grants of adjusted equity awards by Autoliv (in respect of shares of Autoliv Common Stock) and Veoneer (in respect of shares of Veoneer Common Stock) in connection with the Distribution in order to satisfy the requirements of Rule 16b-3 under the Exchange Act.

(h) Satisfying Conditions to the Distribution. Autoliv and Veoneer shall cooperate to cause the conditions to the Distribution set forth in Section 3.3 to be satisfied and to effect the Distribution at the Distribution Effective Time.

3.2 Effecting the Distribution.

(a) Delivery of Veoneer Common Stock. Subject to Section 3.3, on or prior to the Distribution Date, Autoliv and Veoneer shall deliver to the Distribution Agent, for the benefit of the Record Holders (other than the Autoliv Custodian), book-entry transfer authorizations for such number of the outstanding shares of Veoneer Common Stock as is necessary to effect the Distribution (other than the Distribution in respect of Autoliv SDRs), and shall cause the transfer agent for the shares of Autoliv Common Stock to instruct the Distribution Agent to distribute at the Distribution Effective Time the appropriate number of shares of Veoneer Common Stock to each such holder or designated transferee or transferees of such holder by way of direct registration in book-entry form. Veoneer will not issue paper stock certificates in respect of the shares of Veoneer Common Stock. The Distribution shall be effective at the Distribution Effective Time.

(b) Delivery of Veoneer SDRs. Subject to Section 3.3, on or prior to the Distribution Date, Autoliv and Veoneer (i) shall deliver to the Veoneer Custodian, for the benefit of the holders of Autoliv SDRs, book-entry transfer authorizations for such number of the outstanding shares of Veoneer Common Stock as is necessary to effect the Distribution in respect of Autoliv SDRs, and shall receive a corresponding number of Veoneer SDRs from the Veoneer Custodian and (ii) shall deliver such Veoneer SDRs to the Autoliv Custodian, for the benefit of holders of Autoliv SDRs, and instruct the Autoliv Custodian to distribute at the Distribution Effective Time the appropriate number of Veoneer SDRs to each holder of Autoliv SDRs or to the designated transferee or transferees of such holder by way of direct registration in book-entry form.

(c) Distribution of Shares and Cash. Subject to Section 3.3, each Record Holder shall be entitled to receive in the Distribution: (i) one share of Veoneer Common Stock for every one share of Autoliv Stock held by such Record Holder as of the Record Date and (ii) cash, if applicable, in lieu of fractional shares which cash shall be obtained and distributed in the manner provided in Section 3.2(d). All of the shares of Veoneer Common Stock distributed (including Veoneer Common Stock transferred to the Veoneer Custodian) will be validly issued, fully paid and non-assessable.

(d) No Fractional Shares. No fractional shares shall be distributed or credited to book-entry accounts in connection with the Distribution. As soon as practicable on or after the Distribution Date, Autoliv shall direct the Distribution Agent to determine the number of whole shares and fractional shares of Veoneer Common Stock allocable to each holder of record or beneficial owner of Autoliv Common Stock as of the Record Date, to aggregate all such fractional shares and to sell the whole shares obtained thereby in open market transactions at the prevailing market prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder’s or owner’s ratable share of the proceeds of such sale, after deducting any Taxes required to be withheld and after deducting an amount equal to all brokerage charges, commissions and transfer Taxes attributed to such sale. Neither Autoliv nor Veoneer shall be required to guarantee any minimum sale price for the fractional shares of Veoneer Common Stock. Neither Autoliv nor Veoneer shall be required to pay any interest on the proceeds from the sale of fractional shares.

(e) Beneficial Owners. Solely for purposes of computing fractional share interests pursuant to Section 3.2(d), the beneficial owner of Autoliv Common Stock held of record in the name of a nominee in any nominee account shall be treated as the Record Holder with respect to such shares.

(f) Unclaimed Shares. Any shares of Veoneer Common Stock or cash in lieu of shares of Veoneer Common Stock (or fractions thereof) that remain unclaimed by any Record Holder one hundred and eighty (180) days after the Distribution Date shall be delivered to Veoneer, and Veoneer shall hold such shares of Veoneer Common Stock for the account of such Record Holder, and the Parties agree that all obligations to provide such shares of Veoneer Common Stock and cash, if any, in lieu of shares of Veoneer Common Stock (or fractions thereof) shall be obligations of Veoneer, subject in each case to applicable escheat or other abandoned property Laws, and Autoliv shall have no Liability with respect thereto.

(g) Treatment of Veoneer Common Stock. Until the Veoneer Common Stock is duly transferred in accordance with this Section 3.2 and applicable Law, from and after the Distribution Effective Time, Veoneer will regard the Persons entitled to receive such Veoneer Common Stock and Veoneer SDRs as record holders of Veoneer Common Stock or Veoneer SDRs, as applicable, in accordance with the terms of the Distribution without requiring any action on the part of such Persons. Veoneer and Autoliv agree that from and after the Distribution Effective Time each such holder will be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the Veoneer Common Stock and Veoneer SDRs, as applicable, then deemed to be held by such holder.

3.3 Conditions to the Distribution. The consummation of the Distribution shall be subject to the satisfaction or waiver by Autoliv in its sole and absolute discretion, of the following conditions:

(a) Approval by Autoliv Board. This Agreement and the transactions contemplated hereby, including the declaration of the Distribution, shall have been approved by the Autoliv Board, and such approval shall not have been withdrawn.

(b) Effectiveness of Form 10; Mailing of Information Statement. The Form 10 shall have been declared effective by the Commission, no stop order suspending the effectiveness thereof shall be in effect, no Actions for such purpose shall be pending before or threatened by the Commission, and the Information Statement included therein shall have been mailed to Autoliv’s stockholders as of the Record Date.

(c) Approval of Swedish Prospectus. The Swedish Prospectus shall have been approved by and registered with the SFSA.

(d) Listing on NYSE. The Veoneer Common Stock to be distributed to the Autoliv stockholders in the Distribution shall have been accepted for listing on the NYSE, subject to official notice of distribution.

(e) Listing on Nasdaq Stockholm. The Veoneer SDRs shall have been accepted for listing on Nasdaq Stockholm, subject to official notice of distribution.

(f) Securities Laws. The actions and filings necessary or appropriate under applicable securities Laws in connection with the Distribution shall have been taken or made, and, where applicable, have become effective or been accepted by the applicable Governmental Authority.

(g) Blue Sky Filings. Any required actions and filings with regard to state securities and blue sky laws of the U.S. (and any comparable Laws under any applicable foreign jurisdictions) will have been taken and, where applicable, will have become effective or been accepted.

(h) Completion of the Restructuring. The Restructuring shall have been completed.

(i) US Legal Tax Opinion. Autoliv shall have received an opinion from Alston & Bird LLP, its tax counsel, in form and substance satisfactory to Autoliv, to the effect that the Distribution should qualify as a transaction that is tax free under Sections 368(a)(1)(D) and 355 of the Code.

(j) Swedish Tax Advice. Autoliv shall have received written advice from Deloitte Sweden, its tax counsel, to the effect that the Distribution is generally tax exempt for Swedish income tax purposes under the Lex-ASEA rules.

(k) Solvency Opinion. The Autoliv Board shall have obtained an opinion from a nationally recognized valuation firm, in form and substance satisfactory to Autoliv, with respect to the capital adequacy and solvency of Autoliv after giving effect to the Distribution.

(l) Execution of Specified Ancillary Agreements. Each of the Specified Ancillary Agreements shall have been duly executed and delivered by the parties thereto.

(m) Distribution Agent Agreement. Autoliv will have entered into a Distribution Agent Agreement with, or provided instructions regarding the Distribution to, the Distribution Agent.

(n) Financing Arrangements. The Financing Arrangements described in the Information Statement as having occurred prior to the Distribution shall have been consummated on or prior to the Distribution Date.

(o) Other Actions. The actions and events set forth in Section 3.1 shall have occurred.

(p) Governmental Approvals. All material Governmental Approvals necessary to consummate the Distribution shall have been obtained and be in full force and effect.

(q) No Order or Injunction. No order, injunction or decree issued by any Governmental Authority of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of all or any portion of the Distribution, shall be pending, threatened, issued or in effect, and no other event outside the control of Autoliv shall have occurred or failed to occur that prevents the consummation of all or any portion of the Distribution.

(r) No Circumstances Making Distribution Inadvisable. No events or developments shall have occurred or exist that, in the judgment of the Autoliv Board, in its sole and absolute discretion, make it inadvisable to effect the Distribution or the other transactions contemplated hereby, or would result in the Distribution or the other transactions contemplated hereby not being in the best interests of Autoliv or its stockholders.

3.4 Sole Discretion. The foregoing conditions are for the sole benefit of Autoliv and shall not give rise to or create any duty on the part of Autoliv or the Autoliv Board to waive or not waive such conditions or in any way limit Autoliv’s right to terminate this Agreement as set forth in Article VIII or alter the consequences of any such termination from those specified in such Article. Any determination made by the Autoliv Board prior to the Distribution concerning the satisfaction or waiver of any or all of the conditions set forth in Section 3.3 shall be conclusive.

ARTICLE IV

DISPUTE RESOLUTION

4.1 General Provisions.

(a) Any dispute, controversy or claim between the Parties or any members of their respective Groups arising out of or relating to this Agreement or the Ancillary Agreements, including with respect to (i) the validity, interpretation, performance, breach or termination thereof or (ii) whether any Asset or Liability not specifically characterized in the Master Transfer Agreement or its Schedules, the Transfer Documents or this Agreement, whose proper characterization is disputed, is a Veoneer Asset, Autoliv Asset, Veoneer Liability or Autoliv Liability, shall be resolved in accordance with the procedures set forth in this Article IV (a “Dispute”), which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified in this Article IV or Article V. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE IV, EACH PARTY ON BEHALF OF ITSELF AND EACH MEMBER OF ITS GROUP IRREVOCABLY WAIVES ANY RIGHT TO ANY TRIAL IN A COURT THAT WOULD OTHERWISE HAVE JURISDICTION OVER ANY DISPUTE.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING FROM THIS AGREEMENT AND ANY OF THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.1(b).

(c) The specific procedures set forth in this Article IV, including the time limits referenced herein, may be modified by agreement of both of the Parties in writing.

(d) Commencing with the Initial Notice contemplated by Section 4.2, all applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Article IV are pending. The Parties shall take any necessary or appropriate action required to effectuate such tolling.

(e) Commencing with the Initial Notice contemplated by Section 4.2, any communications between the Parties or their representatives in connection with the attempted negotiation of any Dispute, and all dispute resolution proceedings pursuant to this Article IV, shall be confidential and shall be deemed to have been delivered in furtherance of a Dispute settlement negotiation and shall be exempt from disclosure and production, and shall not be admissible into evidence for any reason (whether as an admission or otherwise), in any arbitral or other proceeding for the adjudication of any Dispute; provided, that evidence that is otherwise subject to disclosure or admissible shall not be rendered outside the scope of disclosure or inadmissible as a result of its use in the negotiation.

(f) Except as required by applicable Law, the Parties shall hold, and shall cause their respective Subsidiaries and Representatives to hold, the existence, content and result of mediation or arbitration in accordance with the provisions of this Article IV in confidence (other than disclosure to its advisors, to the extent disclosure is otherwise permitted pursuant to Section 6.9 or as may be required in order to enforce any agreement or award). Each of the Parties shall request that the mediator or arbitrator, as applicable, comply with such confidentiality requirement.

4.2 Negotiation by Senior Executives.

(a) The Parties shall seek to settle amicably all Disputes by negotiation. The Parties shall first attempt in good faith to resolve the Dispute by negotiation in the normal course of business at the operational level within thirty (30) days after written notice is received by either Party regarding the existence of a Dispute (the “Initial Notice”). If the Parties are unable to resolve the Dispute within such thirty (30)-day period, the Parties shall then attempt in good faith to resolve the Dispute by negotiation between two members of the Parties’ respective executive management teams designated by the Parties (such designated executives, the “Dispute Committee”). The Parties agree that the members of the Dispute Committee shall have full and complete authority on behalf of their respective Parties to resolve any Disputes submitted pursuant to this Section 4.2. Such Dispute Committee members and other applicable executives shall meet in person or by teleconference or video conference within forty (40) days of receipt of the Initial Notice by a Party to seek a resolution of the Dispute. In the event that the Dispute Committee and other applicable executives are unable to agree to a format for such meeting, the meeting shall be convened in person at a mutually acceptable location in Stockholm, Sweden.

(b) If the Parties are unable for any reason to resolve a Dispute within sixty (60) days after receipt of the Initial Notice by a Party, or such longer period as the Parties may agree to in writing, or if a Party reasonably concludes that the other Party is not willing to negotiate in good faith as contemplated by this Section 4.2, either Party may submit the Dispute to mediation in accordance with Section 4.3.

4.3 Required Mediation.

(a) Any Dispute not resolved pursuant to Section 4.2 shall, at the written request of any Party (a “Mediation Request”), be submitted to mediation in accordance with the International Institute for Conflict Prevention & Resolution (“CPR”) Mediation Procedure (the “Procedure”) then in effect, except as otherwise set forth in this Article IV. The mediation shall be held in Stockholm, Sweden or such other place as the Parties may mutually agree. The Parties shall have twenty (20) days from receipt by a Party of a Mediation Request to agree on a mediator. If no mediator has been agreed upon by the Parties within twenty (20) days of receipt by a Party of a Mediation Request, then any Party may request (on written notice to the other Party), that CPR appoint a mediator in accordance with the Procedure.

(b) If the Dispute has not been resolved within the earlier of sixty (60) days of the appointment of a mediator or ninety (90) days after receipt by a Party of a Mediation Request, or within such longer period as the Parties may agree to in writing, either Party may submit the Dispute to binding arbitration in accordance with Section 4.4; provided, however, that if one Party fails to participate in the mediation, the other Party may commence arbitration in accordance with Section 4.4 prior to the expiration of the time periods set forth above.

4.4 Binding Arbitration.

(a) Any Dispute not resolved pursuant to Section 4.2 or 4.3 shall, at the written request of any Party (an “Arbitration Demand Notice”), be submitted to binding arbitration in accordance with this Section 4.4. If either Party shall deliver an Arbitration Demand Notice, the other Party may itself deliver an Arbitration Demand Notice to such first Party with respect to any related Dispute without the requirement of first delivering a Dispute Notice as contemplated by Section 4.2 or a Mediation Request as contemplated by Section 4.3. Subject to Section 4.5, upon delivery of an Arbitration Demand Notice pursuant to this Section 4.4, the Dispute shall be decided in accordance with this Section 4.4.

(b) Any Dispute resolved pursuant to this Section 4.4 shall be finally settled under the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce (the “SCC Rules”); provided, however, that to the extent that the provisions of this Agreement and the SCC Rules conflict, the provisions of this Agreement (including this Article IV) shall govern. In addition to the SCC Rules, the Parties agree that the arbitration shall be conducted according to the IBA Rules on the Taking of Evidence in International Arbitration.

(c) Unless otherwise agreed to by the Parties in writing, any Dispute to be decided in arbitration hereunder shall be decided (i) before a sole arbitrator if the amount in dispute, inclusive of all claims and counterclaims, totals less than $10,000,000; or (ii) by an arbitral tribunal of three (3) arbitrators if the amount in dispute, inclusive of all claims and counterclaims, is equal to or greater than $10,000,000. Any arbitrator selected pursuant to this Section 4.4 shall be neutral and disinterested with respect to each of the Parties and the subject matter of the Dispute.

(d) The language of the arbitration shall be English. The place of arbitration shall be Stockholm, Sweden. Unless otherwise agreed to by the Parties in writing, the Parties shall conduct the arbitration as quickly as is reasonably practicable and shall use commercially reasonable efforts to ensure that the time between the date on which the sole arbitrator is confirmed or the arbitral tribunal is constituted, as the case may be, and the date of the commencement of the evidentiary hearing does not exceed one-hundred and eighty (180) days. Failure to meet the foregoing timeline will not render the award invalid, unenforceable or subject to annulment.

(e) The sole arbitrator or arbitral tribunal shall not award any relief not specifically requested by the Parties and, in any event, shall not award any special, consequential, indirect, reputational, and/or punitive damages (other than special, consequential, indirect, reputational and/or punitive damages awarded by a court of competent jurisdiction in connection with a Third Party Claim (and, in such a case, only to the extent awarded in such Third Party Claim).

(f) The agreement to arbitrate any Dispute set forth in this Section 4.4 shall continue in full force and effect subsequent to, and notwithstanding the completion, expiration or termination of, this Agreement.

(g) Any arbitration award shall be an award with a holding in favor of or against a Party and shall include findings as to facts, issues or conclusions of law, and shall include a statement of the reasoning on which the award rests. The award must also be in adequate form so that a judgment of a court may be entered thereupon.

(h) Without prejudice to this binding arbitration agreement, each Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York and the federal courts sitting within the State of New York in connection with any post-award proceedings or court proceedings in aid of arbitration that are authorized by the Federal Arbitration Act (9 U.S.C. §§ 1-16) or Article 75 of the New York Civil Practice Law and Rules. The Parties waive all objections that they may have at any time to the laying of venue of any Actions brought in such courts, waive any claim that such Actions have been brought in an inconvenient forum and further waive the right to object with respect to such Actions that any such court does not have jurisdiction over such Party. Judgment upon any awards rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(i) The sole arbitrator or arbitral tribunal shall have full power and authority to determine issues of arbitrability. It is the intent of the Parties that the agreement to arbitrate any Dispute set forth in this Section 4.4 shall be interpreted and applied broadly such that all reasonable doubts as to arbitrability of a Dispute shall be decided in favor of arbitration.

(j) The sole arbitrator or arbitral tribunal shall award to the prevailing Party, if any, the costs of the arbitrator or tribunal, expert witness fees, and attorneys’ fees reasonably incurred by such prevailing Party or its Affiliates in connection with the arbitration.

(k) If a Party fails or refuses to appear at and participate in an arbitration hearing after due notice, the sole arbitrator or arbitral tribunal may hear and determine the controversy upon evidence produced by the appearing Party. Any decision rendered under such circumstances shall be as valid and enforceable as if the Parties had appeared and participated fully at all stages.

(l) The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

4.5 Interim Equitable Relief. REGARDLESS OF WHETHER A DISPUTE NOTICE, MEDIATION REQUEST OR ARBITRATION DEMAND NOTICE HAS BEEN DELIVERED, PRIOR TO THE TIME AT WHICH THE MEDIATOR OR ARBITRATOR IS APPOINTED PURSUANT TO THIS ARTICLE IV, EITHER PARTY MAY SEEK INTERIM EQUITABLE RELIEF IN A COURT OF COMPETENT JURISDICTION IF NECESSARY IN ORDER TO PRESERVE AND PROTECT THE STATUS QUO. NEITHER THE REQUEST FOR, NOR THE GRANT OR DENIAL OF, ANY SUCH RELIEF SHALL BE DEEMED A WAIVER OF THE DISPUTE RESOLUTION OBLIGATIONS SET FORTH HEREIN, AND A MEDIATOR OR ARBITRATOR MAY ORDER THE PARTIES TO PETITION THE COURT TO DISSOLVE, CONTINUE OR MODIFY ANY SUCH ORDER.

4.6 Counsel for Disputes. Autoliv and Veoneer hereby agree that, in the event of a dispute between the Parties or any members of their respective Groups that relates to or arises out of this Agreement, neither Party nor any member of their respective Groups will be represented by any outside counsel that represented Autoliv in connection with this Agreement, any Ancillary Agreement, the Distribution or the Reorganization.

ARTICLE V

MUTUAL RELEASES; INDEMNIFICATION; COOPERATION; INSURANCE

5.1 Release of Claims Prior to Distribution.

(a) Except as provided in Section 5.1(c), effective as of the Distribution Effective Time, Autoliv does hereby, for itself and each other member of the Autoliv Group, their respective Affiliates, successors and assigns, and, to the extent permitted by Law, all Persons who at any time prior to the Distribution Effective Time have been stockholders, directors, officers, agents or employees of any member of the Autoliv Group (in each case, in their respective capacities as such), surrender, relinquish, release and forever discharge (i) Veoneer, the respective members of the Veoneer Group, their respective Affiliates, successors and assigns, and (ii) all Persons who at any time prior to the Distribution Effective Time have been stockholders, directors, officers, agents or employees of any member of the Veoneer Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, in each case from (A) all Autoliv Liabilities whatsoever, (B) all Liabilities arising from, or in connection with, the transactions and all other activities to implement the Restructuring and the Distribution and (C) all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Distribution Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Distribution Effective Time), in each case for this clause (C), to the extent relating to, arising out of or resulting from the Autoliv Business, the Autoliv Assets or the Autoliv Liabilities.

(b) Except as provided in Section 5.1(c), effective as of the Distribution Effective Time, Veoneer does hereby, for itself and each other member of the Veoneer Group, their respective Affiliates, successors and assigns, and, to the extent permitted by Law, all Persons who at any time prior to the Distribution Effective Time have been stockholders, directors, officers, agents or employees of any member of the Veoneer Group (in each case, in their respective capacities as such), surrender, relinquish, release and forever discharge (i) Autoliv, the respective members of the Autoliv Group, their respective Affiliates (other than any member of the Veoneer Group), successors and assigns, and (ii) all Persons who at any time prior to the Distribution Effective Time have been stockholders, directors, officers, agents or employees of any member of the Autoliv Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, in each case from (A) all Veoneer Liabilities whatsoever, (B) all Liabilities arising from, or in connection with, the transactions and all other activities to implement the Restructuring and the Distribution and (C) all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Distribution Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Distribution Effective Time), in each case for this clause (C), to the extent relating to, arising out of or resulting from the Veoneer Business, the Veoneer Assets or the Veoneer Liabilities.

(c) Nothing contained in Section 5.1(a) or Section 5.1(b) shall impair or otherwise affect any right of any Party and, as applicable, a member of such Party’s Group, to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings contemplated in this Agreement or in any Ancillary Agreement to continue in effect after the Distribution Effective Time. In addition, nothing contained in Section 5.1(a) or Section 5.1(b) shall release any Person from:

(i) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with the Master Transfer Agreement (including any Autoliv Liability and any Veoneer Liability, as applicable);

(ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with this Agreement or any Ancillary Agreement (including any Autoliv Liability and any Veoneer Liability, as applicable); or

(iii) any Liability that the Parties may have with respect to indemnification or contribution pursuant to this Agreement, any Specified Ancillary Agreement or otherwise for claims brought against the Parties by third Persons, which Liability shall be governed by the provisions of this Article V and Article VI and any other applicable provisions of this Agreement or the applicable Specified Ancillary Agreement.

(d) In addition, nothing contained in Section 5.1(a) or (b) shall release Autoliv from honoring its obligations to indemnify any person who was a director, officer or employee of a member of the Autoliv Group or the Veoneer Group on or prior to the Distribution Effective Time, to the extent that such director, officer or employee becomes a named defendant in any Action with respect to which such director, officer or employee was entitled to indemnification by Autoliv immediately prior to the Distribution Effective Time pursuant to indemnification obligations existing as of the Distribution Effective Time.

(e) Autoliv shall not make, and shall not permit any member of the Autoliv Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Veoneer or any member of the Veoneer Group, or any other Person released pursuant to Section 5.1(a), with respect to any Liabilities released pursuant to Section 5.1(a). Veoneer shall not make, and shall not permit any member of the Veoneer Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Autoliv or any member of the Autoliv Group, or any other Person released pursuant to Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.1(b).

(f) Notwithstanding Section 4.4(j), any breach of the provisions of this Section 5.1 by either Autoliv or Veoneer shall entitle the other Party to recover reasonable fees and expenses of counsel in connection with such breach or any Action resulting from such breach.

5.2 Indemnification by Autoliv. Except as otherwise specifically set forth in this Agreement or any Specified Ancillary Agreement, to the fullest extent permitted by Law, Autoliv shall, and shall cause the other members of the Autoliv Group to, indemnify, defend and hold harmless Veoneer, each member of the Veoneer Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Veoneer Indemnitees”), from and against any and all Liabilities of the Veoneer Indemnitees relating to, arising out of or resulting from, directly or indirectly, any of the following items (without duplication):

(a) any Autoliv Liabilities or alleged Autoliv Liabilities;

(b) any and all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement as Liabilities to be assumed or retained by Autoliv or any other member of the Autoliv Group, and all agreements, obligations and Liabilities of any member of the Autoliv Group under this Agreement or any of the Ancillary Agreements;

(c) any breach by Autoliv or any member of the Autoliv Group of this Agreement or any of the Ancillary Agreements unless, in the case of the Specified Ancillary Agreements, such Specified Ancillary Agreement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder (for the avoidance of doubt, the indemnification provisions of this Article V shall supersede the indemnification provisions in Article IV of the Master Transfer Agreement, and any claims that are made after the Distribution Date that are related to the Transfer Documents shall be subject to the indemnification provisions set forth herein); and

(d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Form 10 (not including the exhibits thereto other than to the extent the information in any such exhibit is incorporated by reference into the Form 10 itself), the Information Statement, the Swedish Prospectus or any other Disclosure Document specifically relating to (i) the Autoliv Business, the Autoliv Assets or the Autoliv Liabilities or (ii) the Autoliv Group.

Notwithstanding the foregoing, in no event shall Autoliv or any other member of the Autoliv Group have any obligations under this Section 5.2 with respect to Liabilities subject to indemnification pursuant to Section 5.3.

5.3 Indemnification by Veoneer. Except as otherwise specifically set forth in this Agreement or any Specified Ancillary Agreement, to the fullest extent permitted by Law, Veoneer shall, and shall cause the other members of the Veoneer Group to, indemnify, defend and hold harmless Autoliv, each member of the Autoliv Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Autoliv Indemnitees”), from and against any and all Liabilities of the Autoliv Indemnitees relating to, arising out of or resulting from, directly or indirectly, any of the following items (without duplication):

(a) any Veoneer Liabilities or alleged Veoneer Liabilities;

(b) any and all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement as Liabilities to be assumed or retained by Veoneer or any other member of the Veoneer Group, and all agreements, obligations and Liabilities of any member of the Veoneer Group under this Agreement or any of the Ancillary Agreements;

(c) any breach by Veoneer or any member of the Veoneer Group of this Agreement or any Ancillary Agreements unless, in the case of the Specified Ancillary Agreements, such Specified Ancillary Agreement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder (for the avoidance of doubt, the indemnification provisions of this Article V shall supersede the indemnification provisions in Article IV of the Master Transfer Agreement, and any claims that are made after the Distribution Date that are related to the Transfer Documents shall be subject to the indemnification provisions set forth herein); and

(d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Form 10 (not including the exhibits thereto other than to the extent the information in any such exhibit is incorporated by reference into the Form 10 itself), the Information Statement, the Swedish Prospectus or any other Disclosure Document, other than the matters described in Section 5.2(d).

Notwithstanding the foregoing, in no event shall Veoneer or any other member of the Veoneer Group have any obligations under this Section 5.3 with respect to Liabilities subject to indemnification pursuant to Section 5.2.

5.4 Procedures for Indemnification.

(a) Other than with respect to notice of Third Party Claims, which shall be governed by Section 5.4(b), each Veoneer Indemnitee and Autoliv Indemnitee (each, an “Indemnitee”) shall notify in writing, with respect to any matter that such Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement or any Ancillary Agreement, the Party which is or may be required pursuant to this Article V or pursuant to any Ancillary Agreement to make such indemnification (the “Indemnifying Party”), within thirty (30) days of such determination, stating the amount of the Indemnifiable Loss claimed, if known, and method of computation thereof, and referring to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee or arises; provided, however, that the failure to provide such written notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Each such Indemnitee shall provide the applicable Indemnifying Party with reasonable access, upon reasonable prior written notice and during normal business hours, in a manner so as not to unreasonably interfere in any material respect with the normal business operations of such Indemnitee, to its books and records, properties and personnel relating to the claim the Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement or any Ancillary Agreement.

(b) If any Claim or demand is made against an Indemnitee by any Person who is not a party to this Agreement (a “Third Party Claim”) as to which such Indemnitee is or may be entitled to indemnification pursuant to this Agreement or any Ancillary Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within thirty (30) days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that the failure to provide notice of any such Third Party Claim pursuant to this or the preceding sentence shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five (5) Business Days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(c) Subject to Section 5.16, an Indemnifying Party shall be responsible for the defense of any Third Party Claim and shall assume the defense thereof, at such Indemnifying Party’s own cost and expense and by such Indemnifying Party’s own counsel, that is reasonably acceptable (provided that insurer-appointed counsel shall be automatically deemed acceptable) to the applicable Indemnitees, within thirty (30) days of the receipt of such notice from such Indemnitees; provided, that, in the event that: (i) the Third Party Claim seeks relief other than monetary damages, such as an injunction or other equitable relief against the Indemnitee(s), (ii) defense of such Third Party Claim would void or otherwise adversely impact the Indemnitee’s insurance policy, or (iii) the Indemnifying Party fails to conduct the defense of the Third Party Claim actively and diligently, then, in each case, the Indemnitee(s) shall have the option to control such defense by providing written notice of the assumption of such defense to the Indemnifying Party; provided, however, in the event the Indemnitees assume the defense, the Indemnifying Party shall, nevertheless, have the right to employ separate counsel to participate in (but not control) the defense, compromise or settlement thereof at its own expense. In connection with a Third Party Claim for which the Indemnifying Party is controlling the defense pursuant to this Section 5.4(c), the Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, at its own expense and, in any event, shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, experts, pertinent Information, personnel, materials and information in such Indemnitee’s possession or under such Indemnitee’s control relating thereto as are reasonably required by the Indemnifying Party; provided, however, that in the event of a conflict of interest between the Indemnifying Party and the applicable Indemnitee(s), such Indemnitee(s) shall be entitled to retain, at the Indemnifying Party’s expense, separate counsel as required by the applicable rules of professional conduct with respect to such matter; provided, further, that if the Indemnifying Party has assumed the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions to such defense or to its liability therefor, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

(d) Notwithstanding any assumption of defense of a Third Party Claim by an Indemnifying Party in accordance with Section 5.4(c), in the event that in the course of defending such Third Party Claim the Indemnifying Party or another Party shall become aware that the subject matter of such Third Party Claim relates to a Liability of another Party and not to a Liability of such Indemnifying Party, then the Indemnifying Party shall, subject to the prior written consent of the other Party to which such

Liability belongs, use commercially reasonable efforts to transfer the defense of such claim to such other Party, and shall thereafter cooperate fully with such other Party in such defense and make available to such other Party, at such Party’s expense, all witnesses, experts, pertinent Information, personnel, materials and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating to such Third Party Claim as are reasonably required by such other Party.

(e) If an Indemnifying Party fails for any reason to assume responsibility for, or is prohibited from assuming responsibility for, defending a Third Party Claim within the time specified, such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party. If the Indemnitee is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnitee’s expense, all witnesses, experts, pertinent Information, personnel, materials and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnitee.

(f) Neither the Indemnifying Party nor the Indemnitee shall, without the prior written consent of the other Party (such written consent not to be unreasonably withheld or delayed), settle, compromise or offer to settle or compromise any Third Party Claim; provided, however, the Indemnifying Party may settle, compromise any Third Party Claim without consent of the Indemnitee if (i) such settlement or compromise shall include as an unconditional, irrevocable term thereof the giving by the claimant of a full release of each Indemnitee from all liability with respect to such Third Party Claim, (ii) such settlement or compromise does not involve any finding or determination of Liability, wrongdoing or violation of Law by the other Party and (iii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

(g) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(h) The Indemnifying Party shall establish a procedure reasonably acceptable to the Indemnitee to keep the Indemnitee reasonably informed of the progress of the Third Party Claim and to notify the Indemnitee when any such Third Party Claim is closed, regardless of whether such Third Party Claim was resolved by settlement, verdict, dismissal or otherwise.

5.5 Additional Matters.

(a) Unless otherwise required by applicable Law, the Parties will treat any indemnity payment made pursuant to this Agreement or any Ancillary Agreement by Autoliv to Veoneer, or vice versa, in the same manner as if such payment were a capital contribution if payable by Autoliv to Veoneer or a reduction in the contribution made by Autoliv to Veoneer if payable by Veoneer to Autoliv, as the case may be, made immediately prior to the Distribution, except to the extent that Autoliv and Veoneer treat a payment as the settlement of an Intercompany liability; provided, however, that any such payment that is made or received by a Person other than Autoliv or Veoneer, as the case may be, shall be treated as if made or received by the payor or the recipient as agent for Autoliv or Veoneer, in each case as appropriate.

(b) THE RELEASES AND INDEMNIFICATION OBLIGATIONS OF THE PARTIES IN THIS AGREEMENT ARE EXPRESSLY INTENDED, AND SHALL OPERATE AND BE CONSTRUED, TO APPLY EVEN WHERE THE LIABILITIES FOR WHICH THE RELEASE AND/OR INDEMNITY ARE GIVEN ARE CAUSED, IN WHOLE OR IN PART, BY THE SOLE, JOINT, JOINT AND SEVERAL, CONCURRENT, CONTRIBUTORY, ACTIVE OR PASSIVE NEGLIGENCE OR THE STRICT LIABILITY OR FAULT OF THE PARTY BEING RELEASED OR INDEMNIFIED.

(c) The provisions of Section 5.4 and this Section 5.5 (other than Section 5.5(a) and this Section 5.5(c)) shall not apply to Taxes (Taxes being governed by the Tax Matters Agreement).

5.6 Indemnification Obligations Net of Insurance Proceeds, Third Party Recoveries and Net Tax Benefit; Mitigation.

(a) Each Indemnitee shall be obligated in connection with any claim for indemnification under this Article V to use all commercially reasonable efforts to obtain any insurance proceeds reasonably available to such Indemnitee with regard to the applicable claims and to recover any amounts to which it may be entitled in respect of the applicable claims pursuant to contractual or other indemnification rights that it may have against Third Parties. The amount that the Indemnifying Party is or may be required to pay to any Indemnitee pursuant to this Article V shall be reduced (retroactively, if necessary) by (i) any insurance proceeds or payments from Third Parties actually recovered by or on behalf of such Indemnitee in reduction of the related Losses, net of any costs associated with the collection of such amounts, and (ii) any net Tax benefit actually realized in accordance with, and subject to, the principles set forth or referred to in Section 4.2(d) of the Tax Matters Agreement, by such Indemnitee with respect to such Losses for the taxable year of such Losses, as calculated on a “with and without” basis (the “Net Tax Benefit”).

(b) If an Indemnitee shall have received the full payment required by this Agreement from the Indemnifying Party in respect of Losses and shall subsequently receive insurance proceeds or payments from Third Parties or recognize a Net Tax Benefit in respect of such Losses, then such Indemnitee shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds, Third Party payments or Net Tax Benefit actually received, in each case, net of any costs associated with the collection of such amounts; provided, however, in the event that such Indemnitee had only received partial indemnification from the Indemnifying Party for such Losses, it shall only be required to repay to the Indemnifying Party the portion of such payments or Net Tax Benefits received by such Indemnitee that, when combined with the payments received from the Indemnifying Party, are in excess of the total Indemnifiable Losses incurred.

(c) The Indemnitee shall make available to the Indemnifying Party and its counsel all employees, books and records, communications, documents, items or matters within its knowledge, possession or control that are necessary, appropriate or reasonably deemed relevant by the Indemnifying Party with respect to the recovery of such insurance proceeds, payments from Third Parties or recognition of the Net Tax Benefit; provided, however, that nothing in this sentence shall be deemed to require a Party to make available books and records, communications, documents or items that (i) in such Party’s good faith judgment could result in a waiver of any privilege even if the Parties cooperated to protect such privilege as contemplated by this Agreement or (ii) such Party is not permitted to make available because of any Law or any confidentiality obligation to a Third Party, in which case such Party shall use commercially reasonable efforts to seek a waiver of or other relief from such confidentiality restriction. Notwithstanding the foregoing, an Indemnifying Party may not delay making any indemnification payment required under the terms of this Agreement, or otherwise satisfying any indemnification obligation, pending the outcome of any Action to collect or recover insurance proceeds or payments from

Third Parties or to recognize a Net Tax Benefit, and an Indemnitee need not attempt to collect any insurance proceeds or payments from Third Parties or to recognize a Net Tax Benefit prior to making a claim for indemnification or contribution or receiving any indemnity payment otherwise owed to it under this Agreement or any Ancillary Agreement.

(d) Each Indemnitee shall be obligated in connection with any claim for indemnification under this Article V to use its commercially reasonable efforts to mitigate Losses upon and after becoming aware of any event which could reasonably be expected to give rise to such Losses. Notwithstanding anything to the contrary under this Agreement or applicable Law, no Indemnitee shall be required to initiate any Action with respect to any matter for which an indemnification claim has been sought pursuant to this Agreement; provided, however, that upon payment in full of any claim for indemnification pursuant to this Article V, the Indemnifying Party shall be subrogated to the extent of such payment with respect to such claim to the rights of the Indemnitee against any Third Party relating to such claim and any other Persons. Each Indemnitee shall be permitted to assert any claim for indemnification pursuant to this Agreement during such time as such Indemnitee pursues any mitigation options contemplated by this Section 5.6. The Indemnifying Party shall not be liable for any Losses under Section 5.2 or Section 5.3 to the extent they are special, indirect, incidental, consequential or punitive damages or lost profits, except in each case if, and only to the extent, such damages have been awarded to a Third Party against an Indemnitee.

(e) Without limiting the foregoing, the Parties agree that an insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of any provision contained in this Agreement or any Ancillary Agreement, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other Third Party shall be entitled to a “windfall” (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions hereof) by virtue of the Liability allocation, indemnification and contribution provisions hereof. Accordingly, any provision herein that could have the result of giving any insurer or other Third Party such a “windfall” shall be suspended or amended to the extent necessary to not provide such “windfall.”

(f) Each of Veoneer and Autoliv shall, and shall cause the members of its Group to, when appropriate, use commercially reasonable efforts to obtain waivers of subrogation for each of the insurance policies described in Section 5.16. Each of Veoneer and Autoliv hereby waives, for itself and each member of its Group, its rights to recover against the other Party in subrogation or as subrogee for a third Person.

(g) For all claims as to which indemnification is provided under Section 5.2 or 5.3 other than Third Party Claims, the reasonable fees and expenses of counsel to the Indemnitee for the enforcement of the indemnity obligations shall be borne by the Indemnifying Party.

5.7 Survival of Indemnities. The rights and obligations of each of Veoneer and Autoliv and their respective Indemnitees under this Article V shall survive (a) the sale or other transfer by any Party of any Assets or businesses or the assignment by it of any Liabilities, and (b) any merger, consolidation, business combination, sale of all or substantially all of the Assets, restructuring, recapitalization, reorganization or similar transaction involving either Party or any of its respective Subsidiaries.

5.8 Right of Contribution.

(a) Contribution. If any right of indemnification contained in this Article V is held unenforceable or is unavailable for any reason, or is insufficient to hold harmless an Indemnitee in respect of any Liability for which such Indemnitee is entitled to indemnification hereunder, then the

Indemnifying Party shall contribute to the amounts (including any costs, expenses, attorneys’ fees, disbursements and expenses of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof) paid or payable by the Indemnitees as a result of such Liability (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the members of its Group, on the one hand, and the Indemnitees entitled to contribution, on the other hand, as well as any other relevant equitable considerations.

(b) Allocation of Relative Fault. Solely for purposes of determining relative fault pursuant to this Section 5.8 in circumstances in which the indemnification is unavailable because of a fault associated with the business conducted by Veoneer, Autoliv or a member of their respective Groups, (i) any fault associated with the business conducted with the Autoliv Assets or Autoliv Liabilities (except for the gross negligence or intentional misconduct of Veoneer or a member of the Veoneer Group) or with the ownership, operation or activities of the Autoliv Business shall be deemed to be the fault of Autoliv and the members of the Autoliv Group, and no such fault shall be deemed to be the fault of Veoneer or a member of the Veoneer Group; and (ii) any fault associated with the business conducted with the Veoneer Assets or the Veoneer Liabilities (except for the gross negligence or intentional misconduct of Autoliv or the members of the Autoliv Group) or with the ownership, operation or activities of the Veoneer Business shall be deemed to be the fault of Veoneer and the members of the Veoneer Group, and no such fault shall be deemed to be the fault of Autoliv or the members of the Autoliv Group.

(c) Contribution Procedures. The provisions of Sections 5.5 and 5.6 shall govern any contribution claims.

5.9 Covenant Not to Sue (Liabilities and Indemnity). Each Party hereby covenants and agrees that none of it, the members of such Party’s Group or any Person claiming through it shall bring suit or otherwise assert any claim against any Indemnitee, or assert a defense against any claim asserted by any Indemnitee, before any court, arbitrator, mediator or administrative agency anywhere in the world, alleging that: (a) the assumption of any Veoneer Liabilities by Veoneer or a member of the Veoneer Group on the terms and conditions set forth in this Agreement, the Master Transfer Agreement and any other Ancillary Agreement is void or unenforceable for any reason; or (b) the provisions of this Article V are void or unenforceable for any reason.

5.10 No Impact on Third Parties. For the avoidance of doubt, except as expressly set forth in this Agreement, the indemnifications provided for in this Article V are made only for purposes of allocating responsibility for Liabilities between the Veoneer Group, on the one hand, and the Autoliv Group, on the other hand, and are not intended to, and shall not, affect any obligations to, or give rise to any rights of, any third parties.

5.11 No Cross-Claims or Third Party Claims. Each of Autoliv and Veoneer agrees that it shall not, and shall not permit the members of its respective Group to, in connection with any Third Party Claim, assert as a counterclaim or third party claim against any member of the Veoneer Group or Autoliv Group, respectively, any claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability or validity hereof, which in each such case shall be asserted only as contemplated by Article IV.

5.12 Severability. If any indemnification provided for in this Article V is determined to be invalid, void or unenforceable, the liability shall be apportioned between the Indemnitee and the Indemnifying Party as determined in a separate proceeding in accordance with Article IV.

5.13 Specified Ancillary Agreements. Notwithstanding anything in this Agreement to the contrary, to the extent any Specified Ancillary Agreement contains any indemnification obligation or contribution obligation relating to any Veoneer Liability, Autoliv Liability, Veoneer Asset or Autoliv Asset contributed, assumed, retained, transferred, delivered, conveyed or governed pursuant to such Specified Ancillary Agreement or any Loss under such Specified Ancillary Agreement, as applicable, the indemnification obligations and contribution obligations contained herein shall not apply to such Veoneer Liability, Autoliv Liability, Veoneer Asset or Autoliv Asset or to such Loss and instead the indemnification obligations and/or contribution obligations set forth in such Specified Ancillary Agreement, as applicable, shall govern with regard to such Veoneer Liability, Autoliv Liability, Veoneer Asset or Autoliv Asset or such Loss.

5.14 Exclusivity. Except as otherwise provided in Section 9.15, the sole and exclusive remedy for any and all claims, Liabilities or other matters based upon, relating to or arising from this Agreement or any Ancillary Agreement (other than the Specified Ancillary Agreements) or the transactions contemplated hereby or thereby, absent fraud or willful misconduct by an Indemnifying Party, shall be the rights of indemnification set forth in in this Article V, and no Person shall have any other entitlement, remedy or recourse, whether in contract, tort, strict liability, equitable remedy or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the Parties to the fullest extent permitted by Law. This Section 5.14 shall not operate to interfere with or impede the operation of the covenants contained in this Agreement or any Ancillary Agreement (other than the Specified Ancillary Agreements), with respect to a Party’s right to seek equitable remedies (including specific performance or injunctive relief).

5.15 Cooperation.

(a) Veoneer Product Claims. The Parties acknowledge and agree that the Parties and the members of their respective Groups will require, from time to time and for purposes of investigating, responding to or resolving actual or potential Veoneer Product Claims (other than Actions between the Parties) following the Distribution, documents or information in the possession of the other Party or the other Party’s Group from time to time (including knowledge and specific expertise of certain personnel, manufacturing information, technical and engineering expertise, product specifications and other information reasonably necessary to investigate, respond to or resolve a Veoneer Product Claim). Without limiting any Party’s obligations under any other provision of this Agreement with respect to cooperation and the provision of information or access to books and records, each Party agrees that it and its Affiliates will reasonably cooperate with the other Party and the other Party’s Affiliates with respect to reasonable requests for documents or information that the other Party and the other Party’s Group may make from time to time, including providing reasonable access to any experts, pertinent Information, personnel, materials and other information in such Party’s possession or under such Party’s control as are reasonably required by the requesting Party, and promptly responding to any telephonic requests for information that may be made from time to time in order to investigate, respond to or resolve Veoneer Product Claims (other than Actions between the Parties). The Parties shall also, and shall cause each of the members of their respective Groups and their respective employees to, provide the other Party (and any member of such Party’s Group) reasonable assistance with, and any information reasonably necessary to, submit insurance claims for any Veoneer Product Claim in a timely manner. For the avoidance of doubt, nothing in this Section 5.15(a) requires a Party to provide any consulting or other services to the requesting Party or the members of the requesting Party’s Group or to incur any expenses (other than the expense associated with its personnel responding to requests for information).

(b) Cooperation, Defense and Resolution of Third Party Claims.

(i) With respect to any Third Party Claim, including a Veoneer Product Claim, that implicates both Parties in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities pursuant to this Agreement, the Master Transfer Agreement or any of the other Ancillary Agreements, the Parties agree to use commercially reasonable efforts to cooperate fully and maintain a joint defense or similar cooperation (in a manner that will preserve for the Parties the attorney-client privilege, joint defense or other privilege with respect thereto).

(ii) To the extent there are documents, other materials, access to employees, experts or witnesses related to or from a Party that is not responsible for the defense of, or does not have Liability for, a particular Action or Third Party Claim, such Party shall provide to the other Party (at such other Party’s cost and expense) reasonable access to documents, facilities, technical equipment, other materials, employees, experts or other advisors and shall require all employees, officers, directors and other advisors to cooperate as witnesses in the defense or resolution of such Action or Third Party Claim (including a Veoneer Product Claim); this may include, for example, requests for information related to recall, warranty or product liability investigations, manufacturing questions, and technical and engineering expertise.

(iii) Each of Veoneer and Autoliv agrees that at all times from and after the Distribution Effective Time, if an Action currently exists or is commenced by a Third Party with respect to which a Party (or the members of its Group) is a named defendant, but the defense of such Action and any recovery in such Action is otherwise a Liability allocated under this Agreement, the Master Transfer Agreement or any other Ancillary Agreement to the other Party, then the other Party shall use commercially reasonable efforts to cause the named but not liable defendant to be removed from such Action and such defendants shall not be required to make any payments or contributions therewith.

(c) Financial Reporting. Each of Veoneer and Autoliv agrees that, in the event of any Third Party Claim, including a Veoneer Product Claim or the investigation or inquiry into any potential Third Party Claim, including a potential Veoneer Product Claim that is reasonably expected to result in a request for indemnification from the other Party, the Parties shall keep each other reasonably informed as to the status of such Claim or potential Claim and will cooperate with each other in order for each Party to comply with its financial reporting obligations, including the calculation of estimates of potential contingent liabilities and the determination of whether any such contingent liabilities need to be accrued. Each Party will provide access to any experts, pertinent Information, personnel, materials and information in such Party’s possession or under such Party’s control as are reasonably required by the requesting Party in order to make such calculations and determinations.

5.16 Product Liability, Warranty and Recall Claims and Insurance Coverage.

(a) With respect to any Veoneer Product Claims that are solely Pre-Effective Time Veoneer Product Claims:

(i) The Autoliv Group shall be liable for all Losses relating to or arising from any such Pre-Effective Time Veoneer Product Claims.

(ii) All such Pre-Effective Time Veoneer Product Claims shall be covered by the Autoliv insurance policies (if any), and Veoneer shall not be responsible for obtaining coverage for any such claims.

(iii) Autoliv will manage all such Pre-Effective Time Veoneer Product Claims under the Autoliv insurance policies (if any). If Veoneer receives notice or otherwise learns of any Pre-Effective Time Veoneer Product Claim, Veoneer shall promptly give Autoliv written notice thereof, which shall describe such Claim in reasonable detail.

(b) With respect to any Veoneer Product Claims that are solely Post-Effective Time Veoneer Product Claims:

(i) The Veoneer Group shall be liable for all Losses relating to or arising from any such Post-Effective Time Veoneer Product Claims.

(ii) In the case of Post-Effective Time Veoneer Product Claims that are related to or arise out of products manufactured after the Restructuring Effective Time but prior to the Distribution Effective Time, in respect of which a Veoneer Product Claim was first asserted prior to the Distribution Effective Time, such Veoneer Product Claim shall be covered by the Autoliv insurance policies, and Veoneer shall not be responsible for obtaining coverage for any such Claims. Autoliv will manage all Claims described in this clause (ii) under the Autoliv insurance policies.

(iii) For all other Veoneer Product Claims that are solely Post-Effective Time Veoneer Product Claims (other than those described in clause (ii) above), such Claims shall be covered by the Veoneer insurance policies (if any), and Autoliv shall not be responsible for obtaining or maintaining coverage for any such Claims after the Distribution Effective Time. Veoneer will manage any such Post-Effective Time Veoneer Product Claims under the Veoneer insurance policies (if any).

(c) With respect to any Overlapping Claim:

(i) Liability for such Overlapping Claim shall be allocated among the Parties based on the portion of the Veoneer Products subject to such Overlapping Claim that are Pre-Effective Time Veoneer Products (which are Autoliv Liabilities) and the portion of the Veoneer Products that were Post-Effective Time Veoneer Products (which are Veoneer Liabilities); provided, however, that the Parties understand that, with respect to any Overlapping Claim, each Party’s pro rata share of any Liability may not be fully determined until such Overlapping Claim is fully resolved.

(ii) If Veoneer receives notice or otherwise learns of any Overlapping Claim, Veoneer shall promptly give Autoliv written notice thereof, which shall describe such Claim in reasonable detail.

(iii) For so long as the insurance carriers for Autoliv and Veoneer will only permit one insurance claim to be submitted for all products subject to an Overlapping Claim:

(A) all Overlapping Claims shall be covered by the Autoliv insurance policies and Autoliv will manage any such Overlapping Claims under the Autoliv insurance policies;

(B) Autoliv shall submit any Overlapping Claim to its insurer promptly after receipt of a written request from Veoneer to submit such Overlapping Claim;

(C) Autoliv shall (x) use its commercially reasonable efforts to collect the maximum insurance proceeds available for such Overlapping Claim, (y) manage such claims in good faith and in a manner consistent with its past practices, and (z) use its commercially reasonable efforts to resolve such claims to the reasonable satisfaction of the customer; and

(iv) all non-insured Losses, including deductibles and any self-insured retention amounts, shall be divided so that each Party is responsible for its pro rata share of such non-insured Losses based on the portion of the Veoneer Products subject to such Overlapping Claim that are Pre-Effective Time Veoneer Products (which are the portion that are Autoliv Liabilities) and the portion of the Veoneer Products that were Post-Effective Time Veoneer Products (which are the portion that are Veoneer Liabilities); provided, however, neither Party shall be able to submit a claim to the other Party to recover any overpayment for such Party’s pro rata share of any such non-insured Losses until such Overlapping Claim is fully resolved and the total Liabilities related to such Overlapping Claim can be finally determined.In the event that the insurance carriers for Autoliv and Veoneer will permit each company to submit its own insurance claim, Autoliv shall submit a claim for the portion of the Overlapping Claim that is an Autoliv Liability under the Autoliv insurance policy (if any) and Veoneer shall submit a claim for the portion of the Overlapping Claim that is a Veoneer Liability under the Veoneer insurance policy (if any), and each Party shall manage the claims submitted under their respective policies. Each Party shall be responsible for any deductibles and self-insured retention amounts applicable to their respective insurance policies, and such amounts shall not be included in the pro rata allocation of Liability for the underlying Overlapping Claim.

(d) The amount of any deductible or self-insured retention amount allocable to any insurance claim submitted under any Autoliv insurance policy will be determined in accordance with past practices, with the self-insured retention amounts being allocated to claims in each insurance year in the order that they are resolved. Autoliv will manage all claims submitted under any Autoliv insurance policy in accordance with past practices regardless of which entity is responsible for the underlying Liability, and Autoliv shall not accelerate or delay the resolution of any claim based on which entity is responsible for the underlying Liability. At any time when there is an Overlapping Claim being managed by Autoliv pursuant to this Section 5.16(d), Autoliv will keep Veoneer apprised of the status of any and all product liability or recall insurance claims under the related Autoliv insurance policies.

(e) From and after the Distribution Effective Time, if any member of the Autoliv Group is required to provide replacement products as a result of a Pre-Effective Time Veoneer Product Claim, the Veoneer Group shall supply such products, and the Autoliv Group shall pay to the Veoneer Group the cost for such replacement Veoneer Products based on Veoneer’s actual production costs. The Veoneer Group shall supply such replacement products in a reasonably timely manner, taking into account the demands of the Veoneer Group’s other obligations to its customers and compliance with any orders from any Governmental Authority. In the event that the Veoneer Group’s failure to provide products in a reasonably timely manner results in additional Losses for which the Autoliv Group may be liable, and the Autoliv Group has provided the Veoneer Group with at least thirty (30) days’ notice that such additional Losses may be incurred and the Veoneer Group has not provided the replacement products in such thirty (30) day period, the Veoneer Group shall be liable for any such additional Losses.

(f) The Parties hereby agree to use their respective good faith efforts to resolve any Veoneer Product Claims and limit potential Losses for such claims in a commercially reasonable manner consistent with past practice, regardless of which Party is liable for such claim or which Party’s insurance policy may cover such claim.

5.17 Other Insurance Matters.

(a) The Parties intend by this Agreement that, except as provided in Section 5.16 and to the extent permitted under the terms of any applicable insurance policy, Veoneer, each other member of the Veoneer Group and each of their respective directors, officers and employees will be successors in interest and will have and be fully entitled to continue to exercise all rights that any of them may have as of the Distribution Effective Time (with respect to events occurring or claimed to have occurred before the Distribution Effective Time) as a Subsidiary, Affiliate, division, director, officer or employee of Autoliv before the Distribution Effective Time under any insurance policy, including any rights that Veoneer, any other member of the Veoneer Group or any of its or their respective directors, officers, or employees may have as a named insured, Subsidiary, Affiliate, division, director, officer or employee to avail itself, himself or herself of any policy of insurance or any agreements related to the policies in effect before the Distribution Effective Time, with respect to events occurring before the Distribution Effective Time.

(b) After the Distribution Effective Time, Autoliv (and each other member of the Autoliv Group) and Veoneer (and each other member of the Veoneer Group) shall not, without the consent of Veoneer or Autoliv, respectively (such consent not to be unreasonably withheld, conditioned or delayed), provide any insurance carrier with a release or amend, modify or waive any rights under any insurance policy if such release, amendment, modification or waiver thereunder would materially adversely affect any rights of the other Party or any member of the other Party’s Group with respect to insurance coverage otherwise afforded to such other Party or other member of such other Party’s Group for pre-Distribution claims; provided, however, that the foregoing shall not (i) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (ii) require any member of any Group to pay any premium or other amount or to incur any Liability or (iii) require any member of any Group to renew, extend or continue any policy in force.

(c) The provisions of this Agreement are not intended to relieve any insurer of any Liability under any policy.

(d) No member of the Autoliv Group or any Autoliv Indemnitee will have any Liability whatsoever to any member of the Veoneer Group as a result of the insurance policies as in effect at any time before the Distribution Effective Time, including as a result of (i) the level or scope of any insurance, (ii) the creditworthiness of any insurance carrier or (iii) the terms and conditions of any policy.

(e) Except to the extent otherwise provided in Section 5.17(b), in no event will Autoliv, any other member of the Autoliv Group or any Autoliv Indemnitee have any Liability or obligation whatsoever to any member of the Veoneer Group for any claim relating to: (i) the termination or cessation of any insurance policy for any reason; (ii) the unavailability of, or inadequate coverage for, any Liability which was to be covered by any insurance policy; or (iii) the failure to renew or extend any insurance policy which existed at any time before or after the Distribution Effective Time.

(f) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any members of the Autoliv Group in respect of any insurance policy or any other contract or policy of insurance.

(g) Nothing in this Agreement will be deemed to restrict any member of the Veoneer Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

(h) For purposes of this Agreement, “Covered Matter” shall mean any matter, whether arising before or after the Distribution Effective Time, with respect to which any Veoneer Indemnitee may have any right under any Autoliv insurance policy pursuant to this Section 5.17. If Veoneer receives notice or otherwise learns of any Covered Matter, Veoneer shall promptly give Autoliv written notice thereof. Any such notice shall describe the Covered Matter in reasonable detail. With respect to each Covered Matter, Autoliv shall have sole responsibility for reporting the claim to the insurance carrier and will provide a copy of such report to Veoneer.

(i) Each of Veoneer and Autoliv will share such information as is reasonably necessary in order to permit the other Party to manage and conduct its insurance matters in an orderly fashion and provide the other Party with any assistance that is reasonably necessary or beneficial in connection with such Party’s insurance matters.

ARTICLE VI

EXCHANGE OF INFORMATION; CONFIDENTIALITY

6.1 Agreement for Exchange of Information. Except as otherwise provided in any Ancillary Agreement, each of Autoliv and Veoneer, on behalf of itself and the members of its respective Group (a “Providing Party”), shall use commercially reasonable efforts to provide or make available, or cause to be provided or made available, to the other Party or any member of the other Group (the “Requesting Party”), at any time before or after the Distribution Effective Time, as soon as reasonably practicable after written request therefor, any Information (or a copy thereof) in the possession or under the control of the Providing Party or any of the members of its Group to the extent that: (i) such Information relates to the Veoneer Business or any Veoneer Asset or Veoneer Liability, if Veoneer or any member of the Veoneer Group is the Requesting Party, or to the Autoliv Business or any Autoliv Asset or Autoliv Liability, if Autoliv or any member of the Autoliv Group is the Requesting Party; (ii) such Information is required by the Requesting Party to comply with its obligations under this Agreement or any Ancillary Agreement; (iii) such Information is required by the Requesting Party to comply with any obligation imposed by any Governmental Authority; or (iv) such information is required by the Requesting Party to comply with any obligations imposed by the NYSE or Nasdaq Stockholm; provided, however, that, in the event that the Providing Party determines that any such provision of Information could be commercially detrimental, violate any Law or agreement or waive any attorney-client privilege, then the Parties shall use commercially reasonable efforts to permit compliance with such obligations to the extent and in a manner that avoids any such harm or consequence. The Providing Party providing Information pursuant to this Section 6.1 shall only be obligated to provide such Information in the form, condition and format in which it then exists and in no event shall such Party be required to perform any improvement, modification, conversion, updating or reformatting of any such Information, and nothing in this Section 6.1 shall expand the obligations of the Parties under Section 6.4.

6.2 Ownership of Information. Any Information owned by one Group that is provided to a Requesting Party pursuant to Section 6.1 or 6.7 shall remain the property of the Providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

6.3 Compensation for Providing Information. The Requesting Party agrees to reimburse the Providing Party for the reasonable out-of-pocket costs, if any, of gathering, copying, transporting and otherwise complying with the request with respect to such Information (including any costs and expenses incurred in any review of Information for purposes of protecting the privileged Information of the Providing Party or in connection with the restoration of backup media for purposes of providing the requested Information). Except as may be otherwise specifically provided elsewhere in this Agreement, any Ancillary Agreement or any other agreement between the Parties, such costs shall reflect the Providing Party’s actual costs and expenses.

6.4 Record Retention.

(a) The Parties agree and acknowledge that following the Distribution Effective Time, it is likely that each Party will have some of the Tangible Information of the other Party stored at its facilities or at Third Party records storage locations arranged for by such Party (each, a “Records Facility”) and the cost of any Third Party Records Facility where Tangible Information belonging to both members of the Veoneer Group, on the one hand, and members of the Autoliv Group, on the other hand, is stored shall be split equitably between the Veoneer Group and the Autoliv Group.

(b) Each Party shall use the same degree of care (but no less than a reasonable degree of care) as it takes to preserve confidentiality for its own similar Information: (i) to maintain the Stored Records at its Record Facility in accordance with its regular records retention policies and procedures and the terms of this Section 6.4; and (ii) to comply with the requirements of any “litigation hold” that relates to Stored Records at its Record Facility that relates to (x) any Action that is pending as of the Restructuring Date or (y) any Action that arises or becomes threatened or reasonably anticipated after the Restructuring Date as to which the Party storing such Stored Records has received a written notice of the applicable “litigation hold” from the other Party; provided, that such other Party shall be obligated to provide the Party storing such Stored Records with timely notice of the termination of such “litigation hold.”

(c) In addition to the retention requirements of Sections 6.4(a) and (b), for a period no less than the period required pursuant to the terms of any contract with a customer or original equipment manufacturer (or such longer period of time as may be required by applicable Law), (i) Veoneer, at its sole cost and expense, shall use its commercially reasonable efforts to maintain and make available to Autoliv all technical documentation in its possession or in the possession of any member of the Veoneer Group applicable to such product and such product’s design, test, release, and validation and (ii) Autoliv, at its sole cost and expense, shall use its commercially reasonable efforts to maintain and make available to Veoneer all technical documentation in its possession or in the possession of any member of the Autoliv Group applicable to such product and such product’s design, test, release, and validation; provided, however, neither Party shall destroy, or permit any member of their respective Groups to destroy, any such technical documentation without first notifying the other Party of the proposed destruction and giving the other Party the opportunity to take possession or make copies of such technical documentation prior to such destruction; provided, further, that each Party shall provide notice of any change to the document retention requirements set forth in any contract with such Party’s customer or original equipment manufacturer and the other Party shall not be subject to such retention requirements until it receives such notice.

(d) Veoneer shall, from time to time, at the reasonable request of Autoliv, provide Autoliv with technical assistance and information in respect to any claims brought against Autoliv involving the conduct of the Veoneer Business prior to the Restructuring Date, including by making available employees of the Veoneer Group and consultation and appearances of such persons on a reasonable basis as expert or fact witnesses in trials or administrative proceedings. Autoliv shall reimburse Veoneer for its reasonable out-of-pocket costs (travel, hotels, etc.) of providing such services, consistent with Autoliv’s policies and practices regarding such expenditures. Additionally, Autoliv shall, from time to time, at the reasonable request of Veoneer, provide Veoneer, to the extent reasonably possible through applicable Autoliv employees, with technical assistance and information in respect to any claims brought against Veoneer involving the conduct of the Veoneer Business prior to the Restructuring Date, including consultation and appearances of such persons on a reasonable basis as expert or fact witnesses in trials or administrative proceedings. Veoneer shall reimburse Autoliv for its reasonable out-of-pocket costs (travel, hotels, etc.) of providing such services, consistent with Veoneer’s policies and practices regarding such expenditures.

6.5 Limitations of Liability. No Party shall have any liability to any other Party relating to or arising out of (a) any Information exchanged or provided pursuant to Section 6.1 that is found to be inaccurate in the absence of willful misconduct by the Party providing such Information or (b) the destruction of any Information after commercially reasonable efforts by such Party to comply with the provisions of Section 6.4.

6.6 Other Agreements Providing for Exchange of Information.

(a) The rights and obligations granted under this Article VI are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth herein or in any Ancillary Agreement.

(b) Either Party that receives, pursuant to a request for Information in accordance with this Article VI, Tangible Information that is not relevant to its request shall (i) return it to the providing Party or, at the providing Party’s request, destroy such Tangible Information and (ii) deliver to the providing Party a certificate certifying that such Tangible Information was returned or destroyed, as the case may be, which certificate shall be signed by an authorized Representative of the requesting Party.

(c) When any Tangible Information provided by one Party to the other Party (other than Tangible Information provided pursuant to Section 6.4) is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement or is no longer required to be retained by applicable Law, the receiving Party shall promptly, after request of the other Party, either return to the other Party all Tangible Information in the form in which it was originally provided (including all copies thereof and all notes, extracts or summaries based thereon) or, if the providing Party has requested that the other Party destroy such Tangible Information, certify to the other Party that it has destroyed such Tangible Information (and such copies thereof and such notes, extracts or summaries based thereon); provided, that this obligation to return or destroy such Tangible Information shall not apply to any Tangible Information solely related to the receiving Party’s business, Assets, Liabilities, operations or activities.

6.7 Auditors and Audits.

(a) Until the first Veoneer fiscal year end occurring after the Distribution Effective Time and for a reasonable period of time afterwards as required for each Party to prepare consolidated financial statements or complete a financial statement audit for the fiscal year during which the Distribution Date occurs, each Party shall provide or provide access to the other Party on a timely basis, all information reasonably required to meet its schedule for the preparation, printing, filing, and public dissemination of its annual financial statements and for management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K promulgated by the Commission and, to the extent applicable to such Party, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the Commission’s and the Public Company Accounting Oversight Board’s rules and auditing standards thereunder.

(b) In the event a Party restates any of its financial statements that include such Party’s audited or unaudited financial statements with respect to any balance sheet date or period of operation as of the end of and for the 2018 fiscal year and the five (5) year period ending December 31, 2018, such

Party will deliver to the other Party a substantially final draft, as soon as the same is prepared, of any report to be filed by such first Party with the Commission that includes such restated audited or unaudited financial statements (the “Amended Financial Report”); provided, however, that such first Party may continue to revise its Amended Financial Report prior to its filing thereof with the Commission, which changes will be delivered to the other Party as soon as reasonably practicable; provided, further, however, that such first Party’s financial personnel will actively consult with the other Party’s financial personnel regarding any changes which such first Party may consider making to its Amended Financial Report and related disclosures prior to the anticipated filing of such report with the Commission, with particular focus on any changes which would have an effect upon the other Party’s financial statements or related disclosures. Each Party will reasonably cooperate with, and permit and make any necessary employees available to, the other Party, in connection with the other Party’s preparation of any Amended Financial Reports.

6.8 Privileged Matters.

(a) The Parties recognize that, prior to the Distribution Effective Time, legal and other professional services have been and shall be rendered for the collective benefit of each of the members of the Autoliv Group and the Veoneer Group, and that each of the members of the Autoliv Group and the Veoneer Group should be deemed to be the client with respect to such services for the purposes of asserting all privileges and immunities that may be asserted under applicable Law in connection therewith. The Parties recognize that legal and other professional services will be provided after the Distribution Effective Time, which services will be rendered solely for the benefit of the Autoliv Group or the Veoneer Group, as the case may be.

(b) The Parties agree as follows:

(i) Autoliv shall be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to the Autoliv Business, whether or not the Privileged Information is in the possession or under the control of a member of the Autoliv Group or the Veoneer Group; Autoliv shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to any Autoliv Liabilities resulting from any Actions that are now pending or may be asserted in the future, whether or not the Privileged Information is in the possession or under the control of a member of the Autoliv Group or the Veoneer Group;

(ii) Veoneer shall be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to the Veoneer Business, whether or not the Privileged Information is in the possession or under the control of a member of the Autoliv Group or the Veoneer Group; Veoneer shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to any Veoneer Liabilities resulting from any Actions that are now pending or may be asserted in the future, whether or not the Privileged Information is in the possession or under the control of a member of the Autoliv Group or the Veoneer Group; and

(iii) If the Parties do not agree as to whether certain information is Privileged Information or whether such Privileged Information relates solely to either Group, then such information shall be treated as Privileged Information and, if both Parties believe it is Privileged Information that relates to such Party’s Group, Privileged Information of both Groups. If only one Party believes that such information is Privileged Information of such Group, such Party shall be entitled to control the assertion or waiver of all privileges and immunities in connection with any such information until such time as it is finally judicially determined that such information is not Privileged Information or is Privileged Information of only one Group or unless the Parties otherwise agree. The Parties shall use the procedures set forth in Article IV to resolve any Disputes as to whether any information relates solely to the Autoliv Business, solely to the Veoneer Business, or to both the Autoliv Business and the Veoneer Business.

(c) Subject to Sections 6.8(d) and 6.8(e), the Parties agree that they shall have a shared privilege or immunity with respect to all privileges not allocated pursuant to Section 6.8(b) and all privileges and immunities relating to any Actions or other matters that involve both Parties (or one or more members of their respective Groups) and in respect of which both Parties have Liabilities under this Agreement, and that no such shared privilege or immunity may be waived by either Party without the written consent of the other Party.

(d) If any dispute arises between the Parties, or any member of their respective Groups, regarding whether a privilege or immunity should be waived to protect or advance the interests of either Party and/or any member of their respective Groups, each Party agrees that it shall: (i) negotiate with the other Party in good faith, (ii) endeavor to minimize any prejudice to the rights of the other Party and (iii) not unreasonably withhold consent to any request for waiver by the other Party. Further, each Party specifically agrees that it shall not withhold its consent to the waiver of a privilege or immunity for any purpose except to protect its own legitimate interests.

(e) Upon receipt by any member of the Veoneer Group of any subpoena, discovery or other request that may reasonably be expected to result in the production or disclosure of Information subject to a shared privilege or immunity or as to which Autoliv or any of its Subsidiaries has the sole right hereunder to assert a privilege or immunity, or if Veoneer obtains knowledge that any of its, or any member of the Veoneer Group’s, current or former directors, officers, agents or employees have received any subpoena, discovery or other requests that may reasonably be expected to result in the production or disclosure of such Privileged Information, Veoneer shall promptly provide written notice to Autoliv of the existence of the request (which notice shall be delivered to Autoliv no later than five (5) Business Days following the receipt of any such subpoena, discovery or other request) and shall provide Autoliv a reasonable opportunity to review the Information and to assert any rights it or they may have, including under this Section 6.8 or otherwise, to prevent the production or disclosure of such Privileged Information.

(f) Upon receipt by any member of the Autoliv Group of any subpoena, discovery or other request that may reasonably be expected to result in the production or disclosure of Information subject to a shared privilege or immunity or as to which Veoneer or any member of the Veoneer Group has the sole right hereunder to assert a privilege or immunity, or if Autoliv obtains knowledge that any of its, or any member of the Autoliv Group’s, current or former directors, officers, agents or employees have received any subpoena, discovery or other requests that may reasonably be expected to result in the production or disclosure of such Privileged Information, Autoliv shall promptly provide written notice to Veoneer of the existence of the request (which notice shall be delivered to Veoneer no later than five (5) Business Days following the receipt of any such subpoena, discovery or other request) and shall provide Veoneer a reasonable opportunity to review the Information and to assert any rights it or they may have, including under this Section 6.8 or otherwise, to prevent the production or disclosure of such Privileged Information.

(g) Any furnishing of, or access to, Information pursuant to this Agreement is made and done in reliance on the agreement of the Parties set forth in this Section 6.8 and in Section 6.9 to maintain the confidentiality of Privileged Information and to assert and maintain all applicable privileges and immunities. The Parties agree that their respective rights to any access to information, witnesses and other Persons, the furnishing of notices and documents and other cooperative efforts between the Parties contemplated by this Agreement, and the transfer of Privileged Information between the Parties and members of their respective Groups pursuant to this Agreement, shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise. The Parties further agree that: (i) the exchange or retention by one Party to the other Party of any Privileged Information that should not have been transferred or retained, as the case may be, pursuant to the terms of this Article VI shall not be deemed to constitute a waiver of any privilege or immunity that has been or may be asserted under this Agreement or otherwise with respect to such Privileged Information; and (ii) the Party receiving or retaining such Privileged Information shall promptly return or transfer, as the case may be, such Privileged Information to the Party who has the right to assert the privilege or immunity.

(h) In furtherance of, and without limitation to, the Parties’ agreement under this Section 6.8, Autoliv and Veoneer shall, and shall cause their applicable Subsidiaries to, use reasonable efforts to maintain their respective separate and joint privileges and immunities, including by executing joint defense and/or common interest agreements where necessary or useful for this purpose.

(i) Notwithstanding any provision to the contrary in this Section 6.8, the Party responsible under the Tax Matters Agreement for controlling a Tax Contest shall have the authority to disclose or not disclose, in its sole discretion, any and all Privileged Information to (i) any Tax Authority conducting a Tax Contest or (ii) to third parties in connection with the defense of a Tax Contest, including expert witnesses, accountants and other advisors, potential witnesses and other parties whose assistance is deemed, in the sole discretion of such Party, to be necessary or beneficial to representing the interests of the Parties hereunder.

6.9 Confidentiality.

(a) Confidentiality. From and after the Distribution Effective Time, subject to Section 6.10 and except as contemplated by or otherwise provided in this Agreement or any Ancillary Agreement, Autoliv, on behalf of itself and each of its Subsidiaries, and Veoneer, on behalf of itself and each of its Subsidiaries, agrees to hold, and to cause its respective Representatives to hold, in strict confidence, with at least the same degree of care that applies to Autoliv’s confidential and proprietary Information pursuant to policies in effect as of the Distribution Effective Time, all confidential or proprietary Information concerning the other Party (or its business) and the other Party’s Subsidiaries (or their respective businesses) that is either in its possession (including confidential or proprietary Information in its possession prior to the Distribution Effective Time) or furnished by the other Party or the other Party’s Subsidiaries or their respective Representatives at any time pursuant to this Agreement or any Ancillary Agreement, and shall not use any such confidential or proprietary Information other than for such purposes as may be expressly permitted hereunder or thereunder, except, in each case, to the extent that such confidential or proprietary Information has been: (i) in the public domain or generally available to the public, other than as a result of a disclosure by such Party or any of its Subsidiaries or any of their respective Representatives in violation of this Agreement, (ii) later lawfully acquired from other sources by such Party or any of its Subsidiaries, which sources are not themselves bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such confidential or proprietary Information or (iii) independently developed or generated without reference to or use of the respective proprietary or confidential Information of the other Party or any of its Subsidiaries. The foregoing restrictions shall not apply in connection with the enforcement of any right or remedy relating to this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby. If any confidential or proprietary Information of one Party or any of its Subsidiaries is disclosed to another Party or any of its Subsidiaries in connection with providing services to such first Party or any of its Subsidiaries under this Agreement or any Ancillary Agreement, then such disclosed confidential or proprietary Information shall be used only as required to perform such services. For the avoidance of doubt, the confidential and proprietary Information governed by this Section 6.9(a) shall include all of the Autoliv and Veoneer engineering and product specification standards.

(b) No Release; Return or Destruction. Each Party agrees not to release or disclose, or permit to be released or disclosed, any confidential or proprietary Information of the other Party addressed in Section 6.9(a) to any other Person, except its Representatives who need to know such Information in their capacities as such (who shall be advised of their obligations hereunder with respect to such Information), and except in compliance with Section 6.10. Without limiting the foregoing, when any Information furnished by the other Party after the Distribution Effective Time pursuant to this Agreement or any Ancillary Agreement is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, other than with respect to Tax Records (in which event the provisions of the Tax Matters Agreement shall govern), each Party shall, at its option, promptly after receiving a written notice from the disclosing Party, either return to the disclosing Party all such Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the disclosing Party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon); provided, however, that a Party shall not be required to destroy or return any such Information to the extent that (i) the Party is required to retain the Information in order to comply with any applicable Law, (ii) the Information has been backed up electronically pursuant to the Party’s standard document retention policies and will be managed and ultimately destroyed consistent with such policies or (iii) it is kept in the Party’s legal files for purposes of resolving any dispute that may arise under this Agreement or any Ancillary Agreement.

(c) Third Party Information; Privacy or Data Protection Laws. Each Party acknowledges that it and its respective Subsidiaries may presently have and, after the Distribution Effective Time, may gain access to or possession of confidential or proprietary Information of, or personal Information relating to, Third Parties: (i) that was received under confidentiality or non-disclosure agreements entered into between such Third Parties, on the one hand, and the other Party or the other Party’s Subsidiaries, on the other hand, prior to the Distribution Effective Time or (ii) that, as between the two parties, was originally collected by the other Party or the other Party’s Subsidiaries and that may be subject to and protected by privacy, data protection or other applicable Laws. Each Party agrees that it shall hold, protect and use, and shall cause its Subsidiaries and its and their respective Representatives to hold, protect and use, in strict confidence the confidential and proprietary Information of, or personal Information relating to, Third Parties in accordance with privacy, data protection or other applicable Laws and the terms of any agreements that were either entered into before the Distribution Effective Time or affirmative commitments or representations that were made before the Distribution Effective Time by, between or among the other Party or the other Party’s Subsidiaries, on the one hand, and such Third Parties, on the other hand.

6.10 Protective Arrangements. In the event that either Party or any of its Subsidiaries is requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Authority or pursuant to applicable Law or the rules of any stock exchange on which the shares of the Party or any of its Subsidiaries are traded to disclose or provide any confidential or proprietary Information of the other Party (other than with respect to any such Information furnished pursuant to the provisions of Section 6.1 or 6.7, as applicable) that is subject to the confidentiality provisions hereof, such Party shall provide the other Party with written notice of such request or demand (to the extent legally permitted) as promptly as practicable under the circumstances so that such other Party shall have an opportunity to seek an appropriate protective order, at such other Party’s own cost and expense. In the event that such other Party fails to receive such appropriate protective order in a timely manner and the Party receiving the request or demand reasonably determines that its failure to disclose or provide such Information shall actually prejudice the Party receiving the request or demand, then the Party that received such request or demand may thereafter disclose or provide Information to the extent required by such Law (as so advised by its counsel) or by lawful process or such Governmental Authority, and the disclosing Party shall promptly provide the other Party with a copy of the information so disclosed, in the same form and format so disclosed, together with a list of all Persons to whom such information was disclosed, in each case to the extent legally permitted.

ARTICLE VII

FURTHER ASSURANCES AND ADDITIONAL COVENANTS

7.1 Further Assurances.

(a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties hereto shall use its commercially reasonable efforts, prior to, on and after the Distribution Effective Time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Laws, regulations and agreements, to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

(b) On or prior to the Distribution Effective Time, Autoliv and Veoneer in their respective capacities as direct and indirect equityholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by any Subsidiary of Autoliv or Subsidiary of Veoneer, as the case may be, to effectuate the transactions contemplated by this Agreement and the Ancillary Agreements.

7.2 Performance. Autoliv shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of the Autoliv Group. Veoneer shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of the Veoneer Group. Each Party (including its permitted successors and assigns) further agrees that it shall (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 7.2 to all of the other members of its Group, and (b) cause all of the other members of its Group not to take, or omit to take, any action which action or omission would violate or cause such Party to violate this Agreement or any Ancillary Agreement or materially impair such Party’s ability to consummate the transactions contemplated hereby or thereby.

7.3 No Restrictions on Post-Closing Competitive Activities; Corporate Opportunities.

(a) Each of the Parties agrees that this Agreement shall not include any noncompetition or other similar restrictive arrangements with respect to the range of business activities that may be conducted, or investments that may be made, by the Groups. Accordingly, each of the Parties acknowledges and agrees that nothing set forth in this Agreement shall be construed to create any explicit or implied restriction or other limitation on the ability of any member of any Group to engage in any business or other activity that overlaps or competes with the business of the other Group. Except as expressly provided herein, or in the Ancillary Agreements, each Group shall have the right to, and shall have no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same, similar or related business activities or lines of business as the other Group, (ii) make investments in the same or similar types of investments as the other Group, (iii) do business with any client, customer, vendor or lessor of any member of the other Group or (iv) subject to Section 7.5, employ or otherwise engage any officer, director or employee of the other Group.

(b) Except as expressly provided herein, or in the Ancillary Agreements, the Parties hereby acknowledge and agree that if any Person that is a member of a Group, including any officer or director thereof, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for either or both Groups, the other Group shall not have an interest in, or expectation that such opportunity be offered to it or that it be offered an opportunity to participate therein, and any such expectation with respect to such opportunity, is hereby renounced by such Group. Accordingly, except as expressly provided herein, or in the Ancillary Agreements, (i) neither Group will be under any obligation to present, communicate or offer any such opportunity to the other Group and (ii) each Group has the right to hold any such opportunity for its own account, or to direct, recommend, sell, assign or otherwise transfer such opportunity to any Person or Persons other than the other Group, and, to the fullest extent permitted by Law, neither Group shall have or be under any duty to the other Group and shall not be liable to the other Group for any breach or alleged breach thereof or for any derivation of personal economic gain by reason of the fact that such Group or any of its officers or directors pursues or acquires the opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the opportunity to another Person, or such Group does not present, offer or communicate information regarding the opportunity to the other Group.

(c) For the purposes of this Section 7.3, “corporate opportunities” of a Group shall include business opportunities that such Group is financially able to undertake, that are, by their nature, in a line of business of such Group, are of practical advantage to it and are ones in which any member of the Group has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a Person or any of its officers or directors will be brought into conflict with that of such Group.

7.4 Mail Forwarding. Autoliv agrees that following the Distribution Effective Time it shall use its commercially reasonable efforts to forward to Veoneer any correspondence relating to the Veoneer Business (or a copy thereof to the extent such correspondence relates to both the Veoneer Business and the Autoliv Business) that is delivered to Autoliv. Veoneer agrees that following the Distribution Effective Time it shall use its commercially reasonable efforts to forward to Autoliv any correspondence relating to the Autoliv Business (or a copy thereof to the extent such correspondence relates to both the Autoliv Business and the Veoneer Business) that is delivered to Veoneer.

7.5 Non-Solicitation Covenant. For a period of one (1) year from and after the Distribution Effective Time, neither Party shall, and shall ensure that the other members of such Party’s Group shall not, directly or indirectly, solicit or hire any executives, officers or engineers of the other Party’s Group without the prior written consent of Autoliv or Veoneer, as applicable; provided, however, that this Section 7.5 shall not prohibit any general offers of employment to the public, including through a bona fide search firm or general advertisement or job posting, so long as it is not specifically targeted toward employees of the Autoliv Group or Veoneer Group, as applicable.

7.6 Order of Precedence.

(a) Notwithstanding anything to the contrary in this Agreement or any Specified Ancillary Agreement, in the case of any conflict between the provisions of this Agreement and any Specified Ancillary Agreement, the provisions of such Specified Ancillary Agreement shall prevail.

(b) The Parties acknowledge and confirm that, notwithstanding anything to the contrary in the Transfer Documents, (i) to the extent that any provision of the Transfer Documents conflicts with this Agreement, this Agreement shall be deemed to control with respect to the subject matter thereof and (ii) the Transfer Documents shall not be deemed in any way to amend, expand, restrict or otherwise modify such parties’ rights and obligations set forth in this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement and any Ancillary Agreement (not including any Transfer Documents) may be terminated and the terms and conditions of the Distribution may be amended, modified or abandoned at any time prior to the Distribution Effective Time by and in the sole and absolute discretion of the Autoliv Board without the approval of any other Person, including the Veoneer Board or the stockholders of Autoliv or Veoneer. In the event that this Agreement is terminated, this Agreement shall become null and void and no Party, nor any Party’s directors, officers or employees, shall have any liability of any kind to any Person by reason of this Agreement. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by Autoliv and Veoneer.

8.2 Effect of Termination. In the event of any termination of this Agreement prior to the Distribution Effective Time, no Party (nor any of its directors, officers or employees) shall have any Liability or further obligation to the other Party by reason of this Agreement.

ARTICLE IX.

MISCELLANEOUS

9.1 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to each other Party.

(b) This Agreement, the Ancillary Agreements and the exhibits, annexes and schedules hereto and thereto, contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein; provided, however, Autoliv agrees on behalf of itself and each other member of the Autoliv Group, and Veoneer agrees on behalf of itself and each other member of the Veoneer Group that (i) notwithstanding Article V of the Master Transfer Agreement, any Dispute arising out of or in connection with the Master Transfer Agreement and any Ancillary Agreement related thereto shall be subject to the dispute resolution procedures set forth in Article IV of this Agreement, (ii) Section 4.1 through 4.12 of the Master Transfer Agreement are superseded and replaced in their entirety by Sections 5.1 through 5.17 of this Agreement, and (iii) Section 5.16 of this Agreement will be deemed to be an amendment to Sections 2.5 and 2.6 of the Master Transfer Agreement, and to the extent that any provision of Section 2.5 or 2.6 of the Master Transfer Agreement conflicts with Section 5.16 of this Agreement, Section 5.16 of this Agreement shall be deemed to control with respect to the subject matter thereof. Except as expressly set forth in this Agreement or any Ancillary Agreement: (i) all matters relating to Taxes and Tax Returns of the Parties and their respective Subsidiaries shall be governed exclusively by the Tax Matters Agreement; and (ii) for the avoidance of doubt, in the event of any conflict between this Agreement or any Ancillary Agreement, on the one hand, and the Tax Matters Agreement, on the other hand, with respect to such matters, the terms and conditions of the Tax Matters Agreement shall govern.

(c) Autoliv represents on behalf of itself and each other member of the Autoliv Group, and Veoneer represents on behalf of itself and each other member of the Veoneer Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; and

(ii) this Agreement and each Ancillary Agreement to which it is a party has been or will be duly executed and delivered by it and constitutes or will constitute a valid and binding agreement of it enforceable in accordance with the terms thereof.

(d) Each Party acknowledges that it and each other Party may execute this Agreement by facsimile, stamp or mechanical signature. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

9.2 Governing Law. This Agreement (and any claims or Disputes arising out of or related hereto or to the transactions contemplated in this Agreement and each Ancillary Agreement or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies

9.3 Assignability. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the other Party or the other parties hereto and thereto, respectively, and their respective successors and permitted assigns; provided, however, that no Party or other party thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other Party or other parties thereto, as applicable. Notwithstanding the foregoing, no such consent shall be required for the assignment of a party’s rights and obligations under this Agreement or the Ancillary Agreements (except as may be otherwise provided in any such Ancillary Agreement) in connection with a merger or consolidation or the sale of all or substantially all the assets of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant party thereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party. Nothing herein is intended to, or shall be construed to, prohibit either Party or any member of its Group from being party to or undertaking a change of control.

9.4 Third Party Beneficiaries. Except for the release and indemnification rights under this Agreement of any Autoliv Indemnitee or Veoneer Indemnitee in their respective capacities as such, and the provisions of Section 5.17 as to directors and officers of Autoliv Group and Veoneer Group: (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person (including any stockholders of Autoliv or stockholders of Veoneer) except the Parties hereto any rights or remedies hereunder; and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third Person (including any stockholders of Autoliv or stockholders of Veoneer) with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

9.5 Notices. All notices, requests, claims, demands or other communications under this Agreement and, to the extent applicable, and unless otherwise provided thereunder, under each of the Ancillary Agreements shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.5):

If to Autoliv, to:

Autoliv, Inc.

1320 Pacific Drive

Auburn Hills, Michigan 48326

Attention: General Counsel

If to Veoneer, to:

Veoneer, Inc.

26545 American Drive

Southfield, Michigan 48034

Attention: General Counsel

Any Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

9.6 Severability. In the event any one or more of the provisions contained in this Agreement or any Ancillary Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.7 Force Majeure. No Party shall be deemed in default of this Agreement or, unless otherwise provided therein, any Ancillary Agreement for any delay or failure to fulfill any obligation, other than a delay or failure to make a payment, so long as and to the extent to which any delay or failure in the fulfillment of such obligations is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement and the Ancillary Agreements, as applicable, as soon as reasonably practicable.

9.8 Expenses. Except as otherwise expressly set forth in this Agreement or any Ancillary Agreement, or as otherwise agreed to in writing by the Parties, (a) all out-of-pocket fees, costs and expenses incurred prior to the Distribution Effective Time in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Restructuring, the Distribution and the consummation of the transactions contemplated hereby and thereby will be borne by Autoliv; (b) all out-of-pocket fees, costs and expenses incurred in connection with the preparation, execution, filing, delivery or otherwise related to the Form 10 and the Information Statement will be borne by Veoneer, whether before or after the Distribution Effective Time, and (c) all out-of-pocket fees, costs and expenses incurred following the Distribution Effective Time will be borne by the Party or its applicable Subsidiary incurring such fees, costs or expenses.

9.9 Headings. The article, section and paragraph headings contained in this Agreement or any Ancillary Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

9.10 Survival of Covenants. Except as expressly set forth in this Agreement or any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and the Ancillary Agreements, and liability for the breach of any obligations contained herein or therein, shall survive the Distribution and shall remain in full force and effect in accordance with their terms.

9.11 Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement or any Ancillary Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

9.12 Specific Performance. Subject to Article IV, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its or their rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

9.13 Amendments. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it sought to enforce such waiver, amendment, supplement or modification is sought to be enforced; provided, at any time prior to the Distribution Effective Time, the terms and conditions of this Agreement, including terms relating to the Distribution, may be amended, modified or abandoned by and in the sole and absolute discretion of the Autoliv Board without the approval of any Person, including Veoneer or Autoliv.

9.14 Construction. This Agreement shall be construed as if jointly drafted by the Parties, and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights that the Parties may have. The Parties have relied upon their own knowledge and judgment and upon the advice of the attorneys of their choosing. The Parties have received independent legal advice, have conducted such investigations they and their counsel thought appropriate, and have consulted with such other independent advisors as they and their counsel deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by any other Party, or such other Party’s employees, agents, representatives, or attorneys, regarding this Agreement, except to the extent such representations are expressly incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or the Ancillary Agreements or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

9.15 Limited Liability. Notwithstanding any other provision of this Agreement, no individual who is a stockholder, director, employee, officer, agent or representative of Autoliv or Veoneer, in such individual’s capacity as such, shall have any liability in respect of or relating to the covenants or obligations of Autoliv or Veoneer, as applicable, under this Agreement or any Ancillary Agreement or in respect of any certificate delivered with respect hereto or thereto and, to the fullest extent legally permissible, each of Autoliv or Veoneer, for itself and its respective Subsidiaries and its and their respective stockholders, directors, employees and officers, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable Law.

9.16 Exclusivity of Tax Matters Agreement. Notwithstanding any other provision of this Agreement (other than Sections 3.2(d), 5.5(b) and 5.5(d)), the Tax Matters Agreement shall exclusively govern all matters related to Taxes (including allocations thereof) addressed therein.Limitations of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT TO THE CONTRARY, NEITHER VEONEER NOR ITS AFFILIATES, ON THE ONE HAND, NOR AUTOLIV NOR ITS AFFILIATES, ON THE OTHER HAND, SHALL BE LIABLE UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT TO THE OTHER FOR ANY INCIDENTAL CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE OR SIMILAR DAMAGES IN EXCESS OF COMPENSATORY DAMAGES OF THE OTHER ARISING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (OTHER THAN ANY SUCH LIABILITY WITH RESPECT TO INDEMNIFICATION OF SUCH DAMAGES PAID BY AN INDEMNITEE IN RESPECT OF A THIRD PARTY CLAIM).

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

AUTOLIV, INC.

By:
Name:
Its:

VEONEER, INC.

By:
Name:
Its:

Signature Page – Distribution Agreement

Exhibit A

Master Transfer Agreement

MASTER TRANSFER AGREEMENT

BY AND BETWEEN

AUTOLIV, INC.

AND

VEONEER, INC.

DATED AS OF APRIL 1, 2018

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.1	Definitions	1
1.2	Interpretation	15

ARTICLE II INTERNAL RESTRUCTURING		16

2.1	General	16
2.2	Restructuring: Transfers of Assets and Assumptions of Liabilities	16
2.3	Intercompany Accounts and Agreements	17
2.4	Treatment of Shared Contracts and Shared Permits	18
2.5	Allocation of Liabilities Related to Recall, Product Liability and Warranty Claims	18
2.6	Insurance Coverage for Recall and Product Liability Claims	18
2.7	Transfers Not Effected at or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time	19
2.8	Conveyancing and Assumption Instruments	21
2.9	Guarantees; Letters of Credit	22
2.10	Bank Accounts; Cash Balances	22
2.11	Veoneer Funding Plan	24
2.12	Return of Assets and Payments	24
2.13	Disclaimer of Representations and Warranties	24

ARTICLE III CERTAIN COVENANTS		25

3.1	Intellectual Property	25
3.2	Employees	25
3.3	Transition Services Agreement	25
3.4	Further Assurances	25
3.5	Cooperation	26
3.6	Performance	27

ARTICLE IV INDEMNIFICATION; COOPERATION		27

4.1	Indemnification by Autoliv	27
4.2	Indemnification by Veoneer	27
4.3	Procedures for Indemnification	28
4.4	Indemnification Obligations Net of Insurance Proceeds, Third Party Recoveries and Net Tax Benefit; Mitigation	30
4.5	Cooperation in Defense and Settlement	30
4.6	Contribution	31
4.7	Indemnification Payments	31
4.8	Survival of Indemnities	31
4.9	Covenant Not to Sue (Liabilities and Indemnity)	31
4.10	No Impact on Third Parties	31
4.11	No Cross-Claims or Third-Party Claims	31
4.12	Non-Exclusivity of Remedies	32

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ARTICLE V DISPUTE RESOLUTION		32

5.1	Dispute Resolution	32

ARTICLE VI . MISCELLANEOUS		32

6.1	Complete Agreement; Construction	32
6.2	Ancillary Agreements	32
6.3	Counterparts	32
6.4	Governing Law	33
6.5	Assignability	33
6.6	Termination	33
6.7	Third Party Beneficiaries	33
6.8	Notices	33
6.9	Severability	34
6.10	Force Majeure	34
6.11	Expenses	34
6.12	Headings	34
6.13	Survival of Covenants	34
6.14	Waivers of Default	35
6.15	Amendments	35
6.16	Performance	35
6.17	Counterparts	35
6.18	Facsimile Signatures	35
6.19	Limited Liability	35
6.20	Limitations of Liability	36

Schedules

Schedule 1.1(a)	Transferred Entities
Schedule 1.1(b)	Veoneer Properties
Schedule 2.3(a)	Continuing Arrangements
Schedule 2.9(b)	Continuing Guarantees

Exhibits
Exhibit A	Restructuring Steps Plan
Exhibit B	Veoneer Funding Plan

ii

MASTER TRANSFER AGREEMENT

This MASTER TRANSFER AGREEMENT is entered into effective as of April 1, 2018 (this “Agreement”), by and between Autoliv, Inc., a Delaware corporation (“Autoliv”), and Veoneer, Inc., a Delaware corporation and wholly owned subsidiary of Autoliv (“Veoneer”). Autoliv and Veoneer are each a “Party” and are sometimes referred to herein collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I.

RECITALS:

WHEREAS, Autoliv and certain of its Subsidiaries are engaged in the Veoneer Business;

WHEREAS, the Board of Directors of Autoliv (the “Autoliv Board”) has determined that it is in the best interests of Autoliv and its stockholders to separate the Veoneer Business from the Autoliv Business so that, as of the Effective Time, the Veoneer Business is held and operated by members of the Veoneer Group and the Autoliv Business is held and operated by members of the Autoliv Group (the “Restructuring”);

WHEREAS, to effect the Restructuring, members of the Autoliv Group shall contribute, convey, transfer, assign and deliver to members of the Veoneer Group, and members of the Veoneer Group shall accept and assume from members of the Autoliv Group, all of the right, title and interest of the members of the Autoliv Group in, to and under certain of the assets and liabilities relating to the Veoneer Business (including equity interests in members of the Transferred Entities), in each case on the terms and subject to the conditions of this Agreement; and

WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Restructuring and certain other agreements that will govern certain matters relating to the Restructuring and the relationship of Autoliv, Veoneer and their respective Groups following the Restructuring.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE X

DEFINITIONS

Definitions. For the purpose of this Agreement, the following terms shall have the following meanings: “Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any Governmental Authority or in any arbitration or mediation.

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“Affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreements” means, collectively, the various Contracts, resolutions and other documents heretofore entered into and to be entered into to effect the Transfer of Assets and the Assumption of Liabilities in the manner contemplated by this Agreement and the Restructuring Steps Plan, including the Transition Services Agreement, or otherwise relating to, arising out of or resulting from the transactions contemplated by this Agreement, in such form or forms as the applicable Parties thereto agree.

“Antitrust Laws” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition.

“Asset Transferees” means the Transferred Entities, including Veoneer, to which Veoneer Assets shall be Transferred by an Asset Transferor in order to consummate the transactions contemplated by this Agreement or by the Restructuring Steps Plan.

“Asset Transferors” means the entities transferring Assets to Asset Transferees in order to consummate the transactions contemplated by this Agreement or by the Restructuring Steps Plan.

“Assets” of a Person means assets, properties, claims and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible, intangible or contingent, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of such Person, including rights and benefits pursuant to any contract, license, permit, indenture, note, bond, mortgage, agreement, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement.

“Assume” has the meaning set forth in Section 2.2(b).

“Autoliv” has the meaning set forth in the Preamble.

“Autoliv Accounts” has the meaning set forth in Section 2.10(a).

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“Autoliv Assets” means all Assets of either Party or the members of its Group as of the Effective Time, other than the Veoneer Assets, including:

(i)    all Assets of either Party or any member of its respective Group as of the Effective Time that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets to be retained by any member of the Autoliv Group;

(ii)    all Contracts of either Party or any member of its respective Group and all rights, interests or claims of either Party or any member of its respective Group thereunder as of the Effective Time other than the Veoneer Contracts;

(iii)    all Intellectual Property of either Party or any member of its respective Group and all rights, interests or claims of either Party or any member of its respective Group thereunder as of the Effective Time other than the Veoneer Intellectual Property;

(iv)    all Permits of either Party or any member of its Group and all rights, interests or claims of either Party or any member of its respective Group thereunder as of the Effective Time other than the Veoneer Permits;

(v)    any Contract related to the leasing or subleasing of real property and all rights, interests or claims of either Party or any member of its respective Group thereunder as of the Effective Time other than the Veoneer Leases;

(vi)    all cash, cash equivalents and marketable securities on hand or in banks, other than the Veoneer Cash or cash designated to be contributed to Veoneer pursuant to the Veoneer Funding Plan; and

(vii)    all Business Records other than the Veoneer Business Records.

“Autoliv Board” has the meaning set forth in the Recitals.

“Autoliv Business” means all businesses and operations (whether or not such businesses or operations are or have been terminated, divested or discontinued) conducted by Autoliv and its Subsidiaries prior to the Effective Time that are not included in the Veoneer Business.

“Autoliv Group” means, immediately after the Effective Time, (i) Autoliv and (ii) each Subsidiary of Autoliv (other than any Subsidiary that is a member of the Veoneer Group).

“Autoliv Indemnitees” has the meaning set forth in Section 4.2.

“Autoliv Liabilities” means all Liabilities of either Party or the members of its Group as of the Effective Time, other than the Veoneer Liabilities, including:

(i)    all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement as Liabilities to be assumed or retained by Autoliv or any other member of the Autoliv Group, and all agreements, obligations and Liabilities of any member of the Autoliv Group under this Agreement or any of the Ancillary Agreements;

3

(ii)    all Liabilities to the extent (and only to the extent) based upon, relating to or arising from the operation or conduct of the Autoliv Business, but excluding in all circumstances the Veoneer Liabilities;

(iii)    all Liabilities arising out of claims made by any Third Party (including Autoliv’s or Veoneer’s respective directors, officers, shareholders, current and former employees and agents) against any member of the Autoliv Group or the Veoneer Group to the extent relating to, arising out of or resulting from the Autoliv Business or the Autoliv Assets or the Liabilities referred to in clauses (i) and (ii) above (whether such claims arise, in each case before, at or after the Effective Time);

(iv)    all Liabilities arising out of claims made by any Third Party against any member of the Autoliv Group or the Veoneer Group to the extent relating to, arising out of or resulting from the violation of Antitrust Laws with respect to the Autoliv Business (whether such claims arise, in each case before, at or after the Effective Time); and

(v)    all Liabilities that relate to or arise from Pre-Effective Time Veoneer Product Claims (whether such claims arise, in each case before, at or after the Effective Time).

“Autoliv Product Liability Insurance Policies” has the meaning set forth in Section 2.6(a).

“Autoliv Representative” means the General Counsel of Autoliv or such other individual designated by Autoliv.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banking institutions located in New York, New York are required or authorized by Law to be closed.

“Business Records” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, ledgers, journals, financial statements, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), Tax Returns, other Tax work papers and files and other documents in whatever form, physical, electronic or otherwise.

“Closing Date” shall mean April 1, 2018.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consents” means any consents, waivers or approvals from, or notification requirements to, any Person other than a Governmental Authority.

“Continuing Arrangements” means those arrangements set forth on Schedule 2.3(a) and such other commercial arrangements among the Parties (or their respective Groups) that are intended to survive and continue following the Effective Time as expressly set forth in the Transition Services Agreement.

4

“Contract” means any written, oral, implied or other contract, agreement, covenant, lease, license, guaranty, indemnity, representation, warranty, assignment, sales order, purchase order, power of attorney, instrument or other commitment, assurance, undertaking or arrangement that is binding on any Person or entity or any part of its property under applicable Law.

“Disputes” has the meaning set forth in Section 5.1.

“Effective Time” means 12:10 a.m. New York time, except as otherwise specifically set forth in any Ancillary Agreement, on the Closing Date.

“Employees Transferred to Veoneer” has the meaning set forth in Section 3.2(a).

“Environmental Law” means any Law relating to pollution, protection or restoration of or prevention of harm to the environment or natural resources, including the use, handling, transportation, treatment, storage, disposal, Release or discharge of Hazardous Materials or the protection of or prevention of harm to human health and safety.

“Environmental Liabilities” means all Liabilities relating to, arising out of or resulting from any Hazardous Materials, Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, response costs, natural resources damages, property damages, personal injury damages, costs of compliance, including with any product take-back requirements, or with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

“Existing Guarantor” has the meaning set forth in Section 2.9(a).

“Force Majeure” means, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not have been reasonably foreseen by such Party (or such Person) or, if it could have been reasonably foreseen, was unavoidable, and includes acts of God, storms, floods, riots, labor unrest, pandemics, nuclear incidents, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities, or other national or international calamity or one or more acts of terrorism or failure of energy sources or distribution or transportation facilities. Notwithstanding the foregoing, the receipt by a Party of an unsolicited takeover offer or other acquisition proposal, even if unforeseen or unavoidable, and such Party’s response thereto shall not be deemed an event of Force Majeure.

“Governmental Approvals” means any notices or reports to be submitted to, or other filings to be made with, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” means any nation or government, any state, province, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, provincial, regional, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any official thereof.

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“Group” means either the Veoneer Group or the Autoliv Group, as the context requires.

“Guaranteed Party” has the meaning set forth in Section 2.9(a).

“Guaranty Release” has the meaning set forth in Section 2.9(c).

“Hazardous Materials” means any chemical, material, substance, waste, pollutant, emission, discharge, release or contaminant that could result in liability under, or that is prohibited, limited or regulated by or pursuant to, any Environmental Law, and any natural or artificial substance (whether solid, liquid or gas, noise, ion, vapor or electromagnetic) that could cause harm to human health or the environment, including petroleum, petroleum products and byproducts, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, electronic, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances.

“Income Taxes” means all Taxes based upon, measured by, or calculated with respect to (i) net income or profits (including, but not limited to, any capital gains, minimum tax or any Tax on items of tax preference, but not including sales, use, real, or personal property, gross or net receipts, value added, excise, leasing, transfer or similar Taxes), or (ii) multiple bases (including, but not limited to, corporate franchise, doing business and occupation Taxes) if one or more bases upon which such Tax is determined is described in clause (i) above.

“Indebtedness” means (a) all obligations of such specified Person for borrowed money or arising out of any extension of credit to or for the account of such specified Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, bankers’ acceptances and similar instruments), (b) all obligations of such specified Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such specified Person upon which interest charges are customarily paid, (d) all obligations of such specified Person under conditional sale or other title retention agreements relating to Assets purchased by such specified Person, (e) all obligations of such specified Person issued or assumed as the deferred purchase price of property or services, (f) all liabilities secured by (or for which any Person to which any such liability is owed has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge or other encumbrance on property owned or acquired by such specified Person (or upon any revenues, income or profits of such specified Person therefrom), whether or not the obligations secured thereby have been assumed by the specified Person or otherwise become liabilities of the specified Person, (g) all capital lease obligations of such specified Person, (h) all securities or other similar instruments convertible or exchangeable into any of the foregoing, but excluding daily cash overdrafts associated with routine cash operations, and (i) any liability of others of a type described in any of the preceding clauses (a) through (h) in respect of which the specified Person has incurred, assumed or acquired a liability by means of a guaranty, excluding any obligations related to Taxes.

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“Indemnifiable Loss” and “Indemnifiable Losses” shall mean any and all Liabilities, deficiencies, obligations, penalties, judgments, settlements, claims, payments, fines, administrative penalties, interest and Taxes (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding special, consequential, reputational, indirect or punitive damages (other than special, consequential, indirect, reputational and/or punitive damages awarded by a court of competent jurisdiction in connection with a Third Party Claim (and, in such a case, only to the extent awarded in such Third Party Claim)).

“Indemnifying Party” has the meaning set forth in Section 4.3(a).

“Indemnitee” has the meaning set forth in Section 4.3(a).

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium and regardless of location, including (a) Technology and (b), to the extent not described by clause (a), technical, financial, employee or business information or data, studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names and records, supplier names and records, customer and supplier lists, customer and vendor data or correspondence, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other financial employee or business information or data, files, papers, tapes, keys, correspondence, plans, invoices, forms, product data and literature, promotional and advertising materials, operating manuals, instructional documents, quality records and regulatory and compliance records.

“Insurance Proceeds” means those monies: (a) received by an insured Person from any insurer, insurance underwriter, mutual protection and indemnity club or other risk collective; or (b) paid on behalf of an insured Person by any insurer, insurance underwriter, mutual protection and indemnity club or other risk collective, on behalf of the insured, in either such case net of any costs or expenses incurred in the collection thereof.

“Intellectual Property” means all intellectual property and industrial property in any and all jurisdictions throughout the world, including all: (a) patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, substitutions, renewals, extensions and reexaminations of any of the foregoing, and all rights in any of the foregoing provided by international treaties or conventions, (b) Trademarks, (c) Internet domain names, (d) copyrights, mask works, database rights and design rights, whether or not registered, and all registrations and applications for registration of any of the foregoing, and all rights in and to any of the foregoing provided by international treaties or conventions, (e) any intellectual property rights in unpatented technology, and inventions (whether or not patentable and whether or not reduced to practice), invention disclosures, ideas, formulas, compositions, inventor’s notes, discoveries and improvements, manufacturing and production processes and techniques, testing information, research and development information, drawings, specifications, designs, plans, proposals and technical data, trade secrets, confidential information, data, know-how, product designs and development, methods and processes, testing tools and materials, customer information, marketing materials and market surveys and (f) intellectual property rights arising from or in respect of any Software or Technology.

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“Law” means any national, supranational, federal, state, provincial, regional, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other legally enforceable requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Leased Real Property” means (a) the real property leased by Autoliv or any other member of the Autoliv Group and used exclusively in the Veoneer Business and (b) the real property leased by any member of the Veoneer Group, in each case as tenant.

“Liabilities” means any and all Indebtedness, guarantees, assurances, commitments, liabilities, responsibilities, Losses, remediation, deficiencies, reimbursement obligations in respect of letters of credit, damages, payments, fines, penalties, claims, settlements, judgments, sanctions, costs, expenses, interest and obligations of any nature or kind, whether accrued or fixed, absolute or contingent, matured or unmatured, accrued or not accrued, asserted or unasserted, liquidated or unliquidated, foreseen or unforeseen, known or unknown, reserved or unreserved, reflected on a balance sheet or otherwise, or determined or determinable, including those arising under any Law, claim (including any Third Party Claim), demand, Action, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority or arbitration tribunal, and those arising under any Contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking or terms of employment, whether imposed or sought to be imposed by a Governmental Authority, another third Person, or a Party, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, in each case, including all costs, expenses, interest, attorneys’ fees, disbursements and expenses of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof, in each case (a) including any fines, damages or equitable relief that is imposed in connection therewith and (b) other than Taxes.

“Losses” means any and all damages, losses (including diminution in value), deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, interest costs, fines and expenses (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement rights hereunder), whether or not involving a Third Party Claim, other than Taxes.

“Net Tax Benefit” has the meaning set forth in Section 4.4.

“Parties” or “Party” has the meaning set forth in the Preamble.

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“Permit” means all permits, licenses, franchises, authorizations, concessions, certificates, consents, exemptions, approvals, variances, registrations, or similar authorizations from any Governmental Authority.

“Person” means any individual, general or limited partnership, corporation, business trust, joint venture, association, company, limited liability company, unincorporated organization, a limited liability entity, any other entity or any Governmental Authority.

“Post-Effective Time Veoneer Products” means, with respect to any Veoneer Company, Veoneer Products manufactured by such Veoneer Company with a manufacturing date for such Veoneer Product after the Effective Time.

“Post-Effective Time Veoneer Product Claims” means Veoneer Product Claims that relate to or arise from Post-Effective Time Veoneer Products.

“Pre-Effective Time Veoneer Products” means Veoneer Products manufactured by a Veoneer Company or a member of the Autoliv Group with a manufacturing date for such Veoneer Product prior to the Effective Time.

“Pre-Effective Time Veoneer Product Claims” means Veoneer Product Claims that relate to or arise from Pre-Effective Time Veoneer Products.

“Restructuring” has the meaning set forth in the Recitals.

“Restructuring Steps Plan” means the steps plan setting out the steps to effect the Restructuring and attached hereto as Exhibit A.

“Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-entry, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever, excluding restrictions on transfer under securities Laws.

“Separation Date” means the date on which Veoneer is no longer a Subsidiary of Autoliv.

“Shared Contract” has the meaning set forth in Section 2.4.

“Shared Permit” has the meaning set forth in Section 2.4.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine-readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, (d) screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (e) documentation, including user manuals and other training documentation, relating to any of the foregoing.

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“Straddle Period” means the period from the Effective Time until the Separation Date.

“Straddle Period Veoneer Product Claims” means Veoneer Product Claims that relate to or arise from Straddle Period Veoneer Products.

“Straddle Period Veoneer Products” means, with respect to any Veoneer Company, Veoneer Products manufactured by such Veoneer Company with a manufacturing date for such Veoneer Product during the Straddle Period.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns or controls, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such Person, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Tax” or “Taxes” means any taxes, fees, assessments, duties or other similar charges imposed by any Tax Authority, including, without limitation, income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers’ compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value-added, alternative minimum, estimated or other tax (including any fee, assessment, duty, or other charge in the nature of or in lieu of any tax), and any interest, penalties, additions to tax or additional amounts in respect of the foregoing

“Tax Authority” means, with respect to any Tax, the Governmental Authority or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision or otherwise having jurisdiction with respect to such Tax.

“Tax Law” means the Law of any Governmental Authority or political subdivision thereof relating to any Tax.

“Tax Return” or “Return” means any report of Taxes due, any claim for Refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document filed or required to be filed under the Code or other Tax Law, including any attachments, exhibits or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

“Technology” means all technology, designs, formulae, algorithms, procedures, methods, discoveries, processes, techniques, ideas, know-how, research and development, technical data, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship in any media, confidential, proprietary or nonpublic information, and other similar materials, all customized applications, completely developed applications and modifications to commercial applications, and all recordings, graphs, drawings, reports, analyses and other writings, and other tangible embodiments of the foregoing in any form, in each case, other than Software.

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“Third Party” means any Person who is not a member of the Autoliv Group or the Veoneer Group.

“Third Party Claim” has the meaning set forth in Section 4.3(b).

“Trademarks” means all trademarks, service marks, trade names, trade dress, logos and other source or business identifiers, including all goodwill associated with any of the foregoing and any and all common law rights in and to any of the foregoing, registrations and applications for registration of any of the foregoing, all rights in and to any of the foregoing provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing.

“Transfer” has the meaning set forth in Section 2.2(b).

“Transferred Entities” means the entities set forth on Schedule 1.1(a).

“Transition Services Agreement” means that certain Transition Services Agreement to be entered into between Veoneer and Autoliv or any members of their respective Groups in connection with the Restructuring or the other transactions contemplated by this Agreement, as such agreement may be modified or amended from time to time in accordance with its terms.

“Veoneer” has the meaning set forth in the Preamble.

“Veoneer Accounts” has the meaning set forth in Section 2.10(a).

“Veoneer Assets” means:

(i)    all Assets of either Party or any member of its Group included or reflected as Assets of the Veoneer Group on the Veoneer Balance Sheet, subject to any dispositions of such Assets subsequent to the date of the Veoneer Balance Sheet; provided, that the amounts set forth on the Veoneer Balance Sheet with respect to any Assets shall not be treated as minimum amounts or limitations on the amount of such Assets that are included in the definition of Veoneer Assets pursuant to this clause (i);

(ii)    all Assets of either Party or any member of its Group as of the Effective Time that are of a nature or type that would have resulted in such Assets being included as Assets of Veoneer or members of the Veoneer Group as of the Effective Time if a balance sheet, notes and subledgers were to be prepared on a basis consistent with the determination of the Assets included on the Veoneer Balance Sheet, it being understood that (x) the Veoneer Balance Sheet shall be used to determine the types of, and methodologies used to determine, those Assets that are included in the definition of Veoneer Assets pursuant to this clause (ii) and (y) the amounts set forth on the Veoneer Balance Sheet with respect to any Assets shall not be treated as minimum amounts or limitations on the amount of such Assets that are included in the definition of Veoneer Assets pursuant to this clause (ii);

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(iii)    all issued and outstanding capital stock or other equity interests of the Transferred Entities that are owned by either Party or any member of its Group immediately prior to the Effective Time;

(iv)    all accounts receivable to the extent relating to the operation of the Veoneer Business;

(v)    all Veoneer Contracts and all rights, interests or claims of either Party or any member of its respective Group thereunder as of the Effective Time;

(vi)    all Veoneer Intellectual Property and all rights, interests or claims of either Party or any member of its respective Group thereunder as of the Effective Time;

(vii)    all Veoneer Leases and all rights, interests or claims of either Party or any member of its respective Group thereunder as of the Effective Time;

(viii)    all Veoneer Permits and all rights, interests or claims of either Party or any member of its respective Group thereunder as of the Effective Time;

(ix)    without limiting the generality of clauses (i) and (ii), all Veoneer Properties, together with all buildings, fixtures and improvements erected thereon;

(x)    all rights, claims, demands, causes of action, judgments, decrees and rights to indemnity or contribution, whether absolute or contingent, contractual or otherwise, in favor of Autoliv or any of its Subsidiaries exclusively related to the Veoneer Business, including the right to sue, recover and retain such recoveries and the right to continue in the name of Veoneer and its Subsidiaries any pending actions relating to the foregoing, and to recover and retain any damages therefrom;

(xi)    all Business Records exclusively related to the Veoneer Business (the “Veoneer Business Records”); and

(xii)    all Assets of either Party or any member of its respective Group as of the Effective Time that are expressly provided by this Agreement or any Ancillary Agreement as Assets to be transferred to any member of the Veoneer Group.

“Veoneer Balance Sheet” means the unaudited pro forma condensed combined balance sheet of the Veoneer Group as of January 31, 2018, including the notes thereto.

“Veoneer Business” means the business, operations, products, platforms, services and activities of the Electronics segment of Autoliv conducted at any time prior to the Effective Time by either Party or any of their current or former Subsidiaries or predecessors.

“Veoneer Cash” means the amount of cash being distributed to Veoneer pursuant to the Veoneer Funding Plan.

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“Veoneer Company” means Veoneer or any subsidiary of Veoneer.

“Veoneer Contracts” means the following Contracts to which either Party or any member of its Group is a party or by which it or any member of its Group or any of their respective Assets is bound, whether or not in writing:

(i)    any Contract entered into in the name of, or expressly on behalf of, any division, business unit or member of the Veoneer Group;

(ii)    any Contract that relates primarily to the Veoneer Business, including (x) any Contract providing for the acquisition or disposition of an Veoneer Entity or Veoneer Assets and (y) any Contract that was entered into after the Effective Time and for which a quotation, proposal, or bid was pending as of the date hereof;

(iii)    any Contract that represents or underlies any Veoneer Assets or Veoneer Liabilities;

(iv)    any Contract or part thereof that is otherwise expressly contemplated pursuant to this Agreement (including pursuant to Section 2.2(b)) or any of the Ancillary Agreements to be assigned to or retained by any member of the Veoneer Group; and

(v)    any guarantee, indemnity, representation or warranty of or in favor of any member of the Veoneer Group.

“Veoneer Domain Names” has the meaning set forth in Section 3.5(b).

“Veoneer Funding Plan” means the plan of Autoliv and Veoneer to fund the operations of Veoneer through the contribution of cash to Veoneer or its Subsidiaries or the execution of Notes representing an agreement to contribute cash at a future date to Veoneer or its Subsidiaries in accordance with the funding plan attached as Exhibit B.

“Veoneer Group” means, immediately after the Effective Time, (a) Veoneer and (b) each Subsidiary of Veoneer.

“Veoneer Indemnitees” has the meaning set forth in Section 4.1.

“Veoneer Intellectual Property” means (a) the Intellectual Property registered with any Governmental Authority owned by Autoliv or any of its Affiliates that is primarily used or primarily held for use in connection with the Veoneer Business as of the Effective Time as documented by the books and records of Autoliv, (b) all rights in any unregistered Intellectual Property, including Trademarks, that is related to the registered Intellectual Property described in (a), and (c) all other Intellectual Property owned or licensed by Autoliv or any of its Affiliates and exclusively used or exclusively held for use in connection with the Veoneer Business as of the Effective Time, in each case together with all rights, priorities and privileges accruing thereunder or pertaining thereto throughout the world (including all rights to sue or otherwise recover for past, present and future infringement thereof).

“Veoneer Leases” means the leases covering the Leased Real Property.

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“Veoneer Liabilities” shall mean all Liabilities relating to, arising out of or resulting from the actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, at or after the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Effective Time), in each case to the extent that such Liabilities relate to, arise out of or result from the Veoneer Business or a Veoneer Asset, including:

(i)    all Liabilities included or reflected as liabilities or obligations of Veoneer or the members of the Veoneer Group on the Veoneer Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Veoneer Balance Sheet; provided, that the amounts set forth on the Veoneer Balance Sheet with respect to any Liabilities shall not be treated as minimum amounts or limitations on the amount of such Liabilities that are included in the definition of Veoneer Liabilities pursuant to this clause (i);

(ii)    all Liabilities as of the Effective Time that are of a nature or type that would have resulted in such Liabilities being included or reflected as liabilities or obligations of Veoneer or the members of the Veoneer Group as of the Effective Time if a balance sheet, notes and subledgers were to be prepared on a basis consistent with the determination of the Liabilities included on the Veoneer Balance Sheet, it being understood that (x) the Veoneer Balance Sheet shall be used to determine the types of, and methodologies used to determine, those Liabilities that are included in the definition of Veoneer Liabilities pursuant to this clause (ii) and (y) the amounts set forth on the Veoneer Balance Sheet with respect to any Liabilities shall not be treated as minimum amounts or limitations on the amount of such Liabilities that are included in the definition of Veoneer Liabilities pursuant to this clause (ii);

(iii)    any and all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement as Liabilities to be assumed by Veoneer or any other member of the Veoneer Group, and all agreements, obligations and Liabilities of any member of the Veoneer Group under this Agreement or any of the Ancillary Agreements;

(iv)    all trade and other accounts payable to the extent related to the Veoneer Business;

(v)    all Liabilities based upon, relating to or arising from the Veoneer Contracts;

(vi)    all Liabilities based upon, relating to or arising from Intellectual Property to the extent used or held for use in the Veoneer Business;

(vii)    all Liabilities based upon, relating to or arising from the Veoneer Permits;

(viii)    all Liabilities with respect to terminated, divested or discontinued businesses, Assets or operations that were of such a nature that they would be or would have been part of the Veoneer Business had they not been terminated, divested or discontinued (regardless of whether they ever operated under the “Veoneer” name), and all Liabilities of Autoliv related thereto unless such Liabilities are expressly retained by Autoliv pursuant to the terms of this Agreement or the Ancillary Agreements;

(ix)    all Liabilities based upon, relating to or arising from all Veoneer Leases;

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(x)    all Environmental Liabilities arising at, prior to or after the Effective Time to the extent based upon, relating to or arising from the conduct of the Veoneer Business as currently or formerly conducted (including at any properties that were previously owned or operated in connection with the Veoneer Business) or the Veoneer Assets or the Veoneer Properties; and

(xi)    all Liabilities arising out of claims made by any Third Party (including Autoliv’s or Veoneer’s respective directors, officers, shareholders, employees and agents) against any member of the Autoliv Group or the Veoneer Group to the extent relating to, arising out of or resulting from the Veoneer Business or the Veoneer Assets or the other business, operations, activities or Liabilities referred to in clauses (i) through (x) above.

Notwithstanding the above, the term “Veoneer Liabilities” shall not include any Liabilities that relate to or arise from Pre-Effective Time Veoneer Product Claims.

“Veoneer Permits” means all Permits owned or licensed by either Party or member of its respective Group exclusively used in the operation of the Veoneer Business as of the Effective Time.

“Veoneer Product Claims” means all Third Party Claims that are related to or arise from a Veoneer Product’s lack of compliance with a customer’s, original equipment manufacturer’s or Permit’s specifications or any functionality requirements, including, but not limited to, product recall claims, product liability claims, and expressed or implied warranty claims.

“Veoneer Products” means each individual product unit (including Software) produced or manufactured in the Veoneer Business.

“Veoneer Properties” means the real property set forth on Schedule 1.1(b).

“Veoneer Representative” means the General Counsel of Veoneer or such other individual designated by Veoneer.

Interpretation. In this Agreement and any Ancillary Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” “herewith” and words of similar import, and the terms “Agreement” and “Ancillary Agreement” shall, unless otherwise stated, be construed to refer to this Agreement or the applicable Ancillary Agreement as a whole (including all of the Schedules, Exhibits, Annexes and Appendices hereto and thereto) and not to any particular provision of this Agreement or such Ancillary Agreement; (c) Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified; (d) the word “including” and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean “including, without limitation”; (e) the word “or” shall not be exclusive; (f) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” and words of similar import shall all be references to the date first stated in the preamble to this Agreement, regardless of any amendment or restatement hereof; (g) unless otherwise provided, all references to “$” or “dollars” are to United States dollars; and (h) references to the performance, discharge or fulfillment of any Liability in accordance with its terms shall have meaning only to the extent such Liability has terms, and if the Liability does not have terms, the reference shall mean performance, discharge or fulfillment of such Liability.

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ARTICLE XI

INTERNAL RESTRUCTURING

General. Subject to the terms and conditions of this Agreement, the Parties shall use, and shall cause their respective Affiliates to use, their respective reasonable best efforts to consummate the transactions contemplated hereby, including as set forth in the Restructuring Steps Plan. It is the intent of the Parties that, after consummation of the transactions contemplated hereby, including the Restructuring Steps Plan, Autoliv shall have been restructured, to the extent necessary, such that following the consummation of such restructuring, subject to Section 2.7 and Section 2.8, (i) all of Autoliv’s and its Subsidiaries’ rights, title and interest in and to the Autoliv Assets shall be owned or held by the Autoliv Group, the Autoliv Business shall be conducted by the Autoliv Group and all of the Autoliv Liabilities shall be Assumed directly or indirectly by (or remain with) the Autoliv Group and (ii) Veoneer shall, directly or indirectly, own the equity interests of all of the Transferred Entities, all of Autoliv’s and its Subsidiaries’ rights, title and interest in and to the Veoneer Assets shall be owned or held by the Veoneer Group, the Veoneer Business shall be conducted by the Veoneer Group and all of the Veoneer Liabilities shall be Assumed directly or indirectly by (or remain with) the Veoneer Group.

11.1    Restructuring: Transfers of Assets and Assumptions of Liabilities.

(a)    At or prior to the Effective Time, Autoliv and its Subsidiaries will use reasonable best efforts to take such steps (which may include the transfer of shares or other equity interests, the formation of new entities and/or the declaration of dividends) as may be necessary or desirable to effect the Restructuring Steps Plan (and any additional steps that may have been omitted from (or are otherwise required in order to effect) the Restructuring Steps Plan) in order to cause Veoneer to, directly or indirectly, own the Transferred Entities (other than Veoneer).

(b)    At or prior to the Effective Time, except as otherwise specifically set forth in any Ancillary Agreement and without duplication of the obligations set forth in Section 2.2(a), pursuant to the Ancillary Agreements: (x) Autoliv shall use reasonable best efforts to cause the applicable Asset Transferors to, transfer, contribute, distribute, assign and/or convey or cause to be transferred, contributed, distributed, assigned and/or conveyed (“Transfer”) to (A) the appropriate members of the Autoliv Group, all of Veoneer’s and all members of the Veoneer Group’s right, title and interest in and to the Autoliv Assets and (B) Veoneer and/or the respective Veoneer Asset Transferees, all of its and the applicable Asset Transferors’ right, title and interest in and to the Veoneer Assets and (y) (i) Autoliv shall use reasonable best efforts to cause a member of the Autoliv Group to accept, assume (or, as applicable, retain) and perform, discharge and fulfill, in accordance with their respective terms (“Assume”), all of the Autoliv Liabilities and (ii) Veoneer shall, or shall cause a member of the Veoneer Group to, Assume all of the Veoneer Liabilities, in each case, regardless of (I) when or where such Liabilities arose or arise, (II) whether the facts upon which they are based occurred prior to, on or subsequent to the Effective Time, (III) where or against whom such Liabilities are asserted or determined or (IV)

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whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Autoliv Group or the Veoneer Group, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates. In the event and to the extent any such Transfers and Assumptions are not completed by the Effective Time, the Parties shall use reasonable best efforts to effect such Transfers and Assumptions following the Effective Time in accordance with, and subject to the limitations of, Section 2.7 and Section 2.8.

(c)    The Parties shall use their reasonable best efforts to obtain the required Consents or Governmental Approvals to Transfer any Assets, Contracts, licenses, permits and/or authorizations issued by any Governmental Authority or parts thereof as contemplated by this Agreement. Nothing herein shall be deemed to require the Transfer of any Assets or the Assumption of any Liabilities which by operation of Law cannot be Transferred or Assumed; provided, however, that the Parties shall cooperate and use their reasonable best efforts to seek to obtain, in accordance with applicable Law and to the fullest extent permitted by applicable Law, any required Consents or Governmental Approvals for the Transfer of all Assets and Assumption of all Liabilities contemplated to be Transferred and Assumed pursuant to this Article II.

(d)    Autoliv and its Subsidiaries hereby waive compliance by each and every member of the Autoliv Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Veoneer Assets to any member of the Veoneer Group.

Intercompany Accounts and Agreements.

(e)    Except to the extent not otherwise settled, capitalized or otherwise eliminated pursuant to any Ancillary Agreement, all (i) intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for under this Agreement, under any Ancillary Agreement or under any Continuing Arrangements as set forth on Schedule Section 2.3(a), and other than payables created or required hereby or by any Ancillary Agreement or any Continuing Arrangements), if any, and (ii) intercompany balances, including in respect of any cash balances, any cash balances representing deposited checks or drafts or any cash held in any centralized cash management system between any member of the Autoliv Group, on the one hand, and any member of the Veoneer Group, on the other hand, which exist and are reflected in the accounting records of the relevant Parties immediately prior to the Effective Time, shall be settled or capitalized, in each case as of the Effective Time, as may be agreed prior to the Effective Time by Autoliv and Veoneer, and their respective Subsidiaries, as applicable. Each of the Parties shall, and shall cause their respective Subsidiaries to, take all actions and do all things reasonably necessary on its part, or such Subsidiaries’ part, under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by such agreement or agreements in respect of such settlements or capitalizations.

(f)    Except as contemplated by any Ancillary Agreement or as set forth on Schedule 2.3(b), each Contract between any member of the Autoliv Group, on the one hand, and any member of the Veoneer Group, on the other hand, and all rights and obligations of the members of the Veoneer Group with respect thereto shall be terminated at or prior to the Effective Time, with no further Liability of any member of the Veoneer Group with respect thereto.

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Treatment of Shared Contracts and Shared Permits. Subject to applicable Law and except as otherwise provided in any Ancillary Agreement, and without limiting the generality of the obligations set forth in Section 2.2, unless the Parties otherwise agree or the benefits of any Contract or Permit described in this Section 2.4 are expressly conveyed to the applicable Party pursuant to this Agreement or an Ancillary Agreement, (a) any Contract entered into by a member of the Autoliv Group or the Veoneer Group with a third party that is not a Veoneer Asset, but pursuant to which a member of the Veoneer Group, as of the Effective Time, has been provided certain revenues or other benefits or incurred any Liability (any such contract or agreement, a “Shared Contract”) and (b) any Permit set forth on Schedule 2.4(b) (any such permit, a “Shared Permit”), in each case, shall not be assigned in relevant part to the applicable members of the Veoneer Group or amended to give the relevant members of the Veoneer Group any entitlement to such rights and benefits thereunder; provided, however, that the Parties shall, and shall cause each of the members of their respective Groups to, take such other reasonable and permissible actions to cause to the extent permitted under applicable Law: (i) the relevant member of the Veoneer Group to receive the rights and benefits previously provided in the ordinary course of business, consistent with past practice, pursuant to such Shared Contract or Shared Permit; and (ii) the relevant member of the Veoneer Group to bear the burden of the applicable Liabilities under such Shared Contract or Shared Permit. Notwithstanding the foregoing, no member of the Autoliv Group shall be required by this Section 2.4 to maintain in effect any Shared Contract or Shared Permit, and no member of the Veoneer Group shall have any approval or other rights with respect to any amendment, termination or other modification of any Shared Contract or Shared Permit.

11.2    Allocation of Liabilities Related to Recall, Product Liability and Warranty Claims.

(a)    The Autoliv Group shall be liable for all Losses relating to or arising from any Pre-Effective Time Veoneer Product Claims.

(b)    The Veoneer Group shall be liable for all Losses relating to or arising from any Post-Effective Time Veoneer Product Claims.

(c)    The Parties hereby agree to use their respective good faith efforts to resolve any Veoneer Product Claims and limit potential Losses for such claims in a manner consistent with past practice, regardless of which Party is liable for such claim or which Party’s insurance policy may cover such claim.

11.3    Insurance Coverage for Recall and Product Liability Claims.

(a)    From the Effective Time until the Separation Date, the Autoliv Group shall maintain product liability and recall insurance policies (“Autoliv Product Liability Insurance Policies”) in scope and amounts consistent with past practice to cover Pre-Effective Time Veoneer Product Claims and Straddle Period Veoneer Product Claims (other than express or implied warranty claims).

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(b)    From the Effective Time until the Separation Date, for any Pre-Effective Time Veoneer Product Claims, the Autoliv Group shall pay all reasonable non-insured costs including, but not limited to, (i) any insurance premiums payable for the Autoliv Product Liability Insurance Policies relating to the Pre-Effective Time Veoneer Products, (ii) any self-insured retention amounts or expenses payable in respect of the Autoliv Product Liability Insurance Policies and (iii) any policy deductibles payable with respect to such claim.

(c)    From the Effective Time until the Separation Date:

(i)    The Veoneer Group shall reimburse the Autoliv Group for (x) its portion of the insurance premiums with respect to the Autoliv Product Liability Insurance Policies for Straddle Period Veoneer Products and (y) any reasonable non-insured costs and expenses with respect to the Straddle Period Veoneer Product Claims, including, but not limited to, any associated self-insured retention amounts and deductibles pursuant to the Autoliv Product Liability Insurance Policies. The amount of the reimbursement from Veoneer to Autoliv pursuant to clause (x) above shall be the portion of the cost of the insurance policy for such time period attributable to insuring potential Straddle Period Veoneer Product Claims, calculated in accordance with past practices based on Veoneer’s pro-rata amount of external sales.

(ii)    The Autoliv Group shall pay to the Veoneer Group any Insurance Proceeds, net of any expenses incurred by any member of the Autoliv Group in collecting such amount, it receives under the Autoliv Product Liability Insurance Policies for any Losses suffered by the Veoneer Group relating to or arising out of any Straddle Period Veoneer Product Claims during such time period.

(d)    On the Separation Date, Veoneer shall be responsible for obtaining its own insurance policies, and Autoliv will have no obligation to maintain any insurance policy for Post-Effective Time Veoneer Products.

(e)    From and after the Effective Time, if any member of the Autoliv Group is required to provide replacement products as a result of a Pre-Effective Time Veoneer Product Claim the Veoneer Group shall supply such products, and the Autoliv Group shall pay to the Veoneer Group the cost for such replacement Veoneer Products based on Veoneer’s actual production costs for such replacement Veoneer Products.

(f)    The Parties shall, and shall cause each of the members of their respective Groups and their respective employees, to provide the other Party (and any member of such Party’s Group) reasonable assistance with the investigation of the nature and substance of any claim and to respond to any Third Party with respect to such claim, and provide any information reasonably necessary to submit insurance claims.

11.4    Transfers Not Effected at or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time.

(a)    To the extent that any Transfer of Assets (including any entity) or Assumption of Liabilities contemplated by this Article II shall not have been consummated at or prior to the Effective Time, the Parties shall use reasonable best efforts to effect such Transfers as promptly following the Effective Time as shall be practicable. Nothing herein shall be deemed to require the Transfer of any Assets or the Assumption of any Liabilities which by their terms or operation

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of Law cannot be Transferred; provided, however, that the Parties and their respective Subsidiaries shall cooperate and use reasonable best efforts to seek to obtain, in accordance with applicable Law, any necessary Consents or Governmental Approvals for the Transfer of all Assets and Assumption of all Liabilities to the fullest extent permitted by applicable Law contemplated to be Transferred and Assumed pursuant to this Article II.

(b)    In the event that any such Transfer of Assets (including any entity) or Assumption of Liabilities has not been consummated, from and after the Effective Time (i) the Party retaining such Asset shall thereafter hold such Asset in trust for the use and benefit of the Party entitled thereto (at the expense of the Party entitled thereto) and (ii) the Party intended to Assume such Liability shall, or shall cause the applicable member of its Group to (A) pay or reimburse the Party retaining such Liability for all amounts paid or incurred in connection with the retention of such Liability or (B) perform any non-monetary Liabilities in the place of the Party retaining such Liability to the extent such performance is practicable, permitted under applicable Law and does not result in a breach or default (or give rise to any termination rights, penalties or other remedies for the benefit of any counterparty) under any applicable Contract. To the extent the foregoing applies to any Contracts to be assigned for which any necessary Consents or Governmental Approvals are not received prior to the Effective Time, the treatment of such Contracts shall, for the avoidance of doubt, be subject to Section 2.9, to the extent applicable. In addition, the Party retaining such Asset or Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Asset or Liability in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested by the Party to which such Asset is to be Transferred or by the Party Assuming such Liability in order to place such Party, insofar as reasonably possible, in the same position as if such Asset or Liability had been Transferred or Assumed as contemplated hereby and so that all of the benefits and burdens relating to such Asset or Liability, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Asset or Liability, are to inure from and after the Effective Time to the member or members of the Autoliv Group or the Veoneer Group entitled to the receipt of such Asset or required to Assume such Liability. In furtherance of the foregoing, the Parties agree that, as of the Effective Time, subject to Section 2.2(c), to the extent permitted by applicable Law, each Party shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have Assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such Party is entitled to acquire or required to Assume pursuant to the terms of this Agreement.

(c)    If and when the Consents, Governmental Approvals and/or conditions, the absence or non-satisfaction of which caused the deferral of Transfer of any Asset or deferral of the Assumption of any Liability pursuant to Section 2.7(a), are obtained or satisfied, the Transfer, assignment, Assumption or novation of the applicable Asset or Liability shall be effected in accordance with and subject to the terms of this Agreement (including Section 2.2) and/or the applicable Ancillary Agreement, and shall, to the extent possible without the imposition of any substantial cost on any Party, be deemed to be effective as of the Effective Time.

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(d)    Any costs and expenses incurred after the Effective Time and on or prior to the first anniversary of the Effective Time to effect any Transfer of Assets (including any entity) or Assumption of Liabilities shall be shared equally between the Parties to which such Transfer of Assets or Assumption of Liabilities relates. Following the first anniversary of the Effective Time, the Party retaining any Asset (including any entity) contemplated by this Agreement to be Transferred to another Party or retaining any Liability contemplated by this Agreement to be Assumed by another Party shall not be obligated to expend any money to Transfer such Asset to such other Party or have such other Party Assume such Liability unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party entitled to such Asset or the Party intended to be subject to such Liability. Other than costs and expenses incurred and reimbursed in accordance with the foregoing, nothing in this Section 2.7(d) shall require any member of any Group to incur any material obligation or grant any material concession for the benefit of any member of any other Group in order to effect any transaction contemplated by Section 2.2 or Section 2.5.

(e)    With respect to Assets and Liabilities described in Section 2.7(a), each of Autoliv and Veoneer shall, and shall cause the members of its respective Group to, (i) treat for all Income Tax purposes (A) the deferred Assets as assets having been Transferred to and owned by the Party entitled to such Assets not later than the Effective Time and (B) the deferred Liabilities as liabilities having been Assumed and owned by the Person intended to be subject to such Liabilities not later than the Effective Time and (ii) neither report nor take any Income Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax Law or as otherwise agreed by the Parties).

Conveyancing and Assumption Instruments. In connection with, and in furtherance of, the Transfers of Assets and the Assumptions of Liabilities contemplated by this Agreement, the Parties shall execute or cause to be executed, on or after the date hereof by the appropriate entities to the extent not executed prior to the date hereof (but subject to Section 2.7), any Ancillary Agreement necessary to evidence the valid Transfer to the applicable Party or member of such Party’s Group of all right, title and interest in and to its accepted Assets and the valid and effective Assumption by the applicable Party of its Assumed Liabilities for Transfers and Assumptions to be effected pursuant to applicable Laws. The Transfer of capital stock shall be effected by means of executed stock powers and notation on the stock record books of the corporation or other legal entities involved, or by such other means as may be required in any non-U.S. jurisdiction to Transfer title to stock and, only to the extent required by applicable Law, by notation on public registries.

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11.5    Guarantees; Letters of Credit.

(a)    Except as otherwise set forth in Section 2.9(b), any member of the Autoliv Group, or the Veoneer Group, as applicable (an “Existing Guarantor”), shall remain as the guarantor or obligor under any guarantee and/or letter of credit by such Existing Guarantor for the benefit of any member of another Group (a “Guaranteed Party”), and the applicable Guaranteed Party shall indemnify and hold harmless the Existing Guarantor for any Indemnifiable Loss arising from or relating thereto (in accordance with the provisions of Article IV).

(b)    With respect to those guarantees and/or letters of credit set forth on Schedule 2.9(b), Veoneer shall (with the reasonable cooperation of the applicable member of the Autoliv Group) use its commercially reasonably efforts to have any member of the Autoliv Group removed as guarantor of or obligor for any Veoneer Liability, to the fullest extent permitted by applicable Law, including in respect of those guarantees set forth on Schedule 2.9(b), to the extent that they relate to Veoneer Liabilities.

(c)     At or prior to the Effective Time, to the extent required to obtain a release from a guaranty (a “Guaranty Release”) in accordance with Section 2.9(b) of any member of the Autoliv Group, Veoneer shall, as applicable, execute a guaranty agreement substantially in the form of the existing guaranty or such other form as is agreed to by the relevant parties to such guaranty agreement, except to the extent that such existing guaranty contains representations, covenants or other terms or provisions either (A) with which Veoneer, as the case may be, would be reasonably unable to comply or (B) which would be reasonably expected to be breached.

(d)    If Veoneer is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (b) and (c) of this Section 2.9, (i) the relevant member of Veoneer Group that has assumed the underlying Liability with respect to such guaranty shall indemnify and hold harmless the guarantor or obligor for any Indemnifiable Loss arising from or relating thereto (in accordance with the provisions of Article IV) and shall or shall cause one of its Subsidiaries, as agent or subcontractor for such guarantor or obligor to pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder and (ii) Veoneer, on behalf of itself and the members of its Groups, agrees not to renew or extend the term of, increase its obligations under, or Transfer to a third party, any loan, guarantee, lease, contract or other obligation for which Autoliv or member of Autoliv’s Group is or may be liable without the prior written consent of Autoliv, unless all obligations of Autoliv and the other members of Autoliv’s Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to Autoliv; provided, however, with respect to leases, in the event a Guaranty Release is not obtained and the relevant beneficiary wishes to extend the term of such guaranteed lease, then such beneficiary shall have the option of extending the term if it provides such security as is reasonably satisfactory to the guarantor under such guaranteed lease.

11.6    Bank Accounts; Cash Balances.

(a)    Each Party agrees to take, or cause the applicable members of its respective Group to take, at the Effective Time (or such earlier time as the Parties may agree), all actions necessary to amend all Contracts governing each bank and brokerage account, including lockbox

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accounts, owned by Autoliv or any other member of the Autoliv Group (collectively, the “Autoliv Accounts”) so that such Autoliv Accounts, if currently linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to, hereinafter “linked”) to any bank or brokerage account, including lockbox accounts, owned by any member of the Veoneer Group (collectively, the “Veoneer Accounts”) are de-linked from the Veoneer Accounts.

(b)    Each Party agrees to take, or cause the applicable members of its respective Group to take, at the Effective Time (or such earlier time as the Parties may agree), all actions necessary to amend all Contracts governing the Veoneer Accounts so that such Veoneer Accounts, if currently linked to an Autoliv Account, are delinked from the Autoliv Accounts.

(c)    It is intended that, following consummation of the actions contemplated by Section 2.2), there shall be in place a centralized cash management process pursuant to which (i) the Autoliv Accounts shall be managed centrally and funds collected shall be transferred into one or more centralized accounts maintained by Autoliv and (ii) the Veoneer Accounts shall be managed centrally and funds collected shall be transferred into one or more centralized accounts maintained by Veoneer.

(d)    With respect to any outstanding checks issued or payments initiated by Autoliv, Veoneer or any of their respective Group members prior to the Effective Time, such outstanding checks and payments shall be honored following the Effective Time by the Person or Group owning the account on which the check is drawn or from which the payment was initiated. In addition, any outstanding checks or payments issued by a third party for the benefit of Autoliv, Veoneer or any of their respective Group members prior to the Effective Time shall be honored following the Effective Time and payment shall be made to the party to whom the check or payment was issued.

(e)    With respect to the payments described in Section 2.10(d), in the event that:

(i)    Veoneer or one of its Group members initiates a payment prior to the Effective Time that is honored following the Effective Time, and to the extent such payment relates to the Autoliv Business, then Autoliv shall reimburse Veoneer for such payment as soon as reasonably practicable and in no event later than seven (7) days after such payment is honored; or

(ii)    Autoliv or one of its Group members initiates a payment prior to the Effective Time that is honored following the Effective Time, and to the extent such payment relates to the Veoneer Business, then Veoneer shall reimburse Autoliv for such payment as soon as reasonably practicable and in no event later than seven (7) days after such payment is honored.

(f)    Prior to or concurrently with the Effective Time, (i) Autoliv shall cause all Autoliv employees to be removed as authorized signatories on all bank accounts maintained by the Veoneer Group and (ii) Veoneer shall cause all Veoneer employees to be removed as authorized signatories on all bank accounts maintained by the Autoliv Group.

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Veoneer Funding Plan. On or prior to the Effective Time or as otherwise set forth in the Veoneer Funding Plan, Autoliv and Veoneer shall, and shall cause each member of its Group to, execute the Veoneer Funding Plan.

11.7    Return of Assets and Payments.

(a)    In the event that, at any time from and after the Effective Time, any Party (or any member of its Group) discovers that it or one of the members of its Group is the owner of, receives or otherwise comes to possess or benefit from any Asset (including the receipt of payments made pursuant to Contracts and proceeds from accounts receivable with respect to such Asset) or is liable for any Liability that is otherwise allocated to any Person that is a member of the other Group pursuant to this Agreement or any Ancillary Agreement (except in the case of any acquisition of Assets or assumption of Liabilities from the other Party for value subsequent to the Effective Time), such Party shall promptly Transfer, or cause to be Transferred, such Asset or Liability to the Person so entitled thereto (and the applicable Party shall cause such entitled Person to accept such Asset or Assume such Liability) for no further consideration. Prior to any such Transfer, such Asset shall be held in accordance with the other provisions of Section 2.7.

(b)    As between any two Parties (and the members of their respective Groups) all payments and reimbursements received after the Effective Time by any Party (or member of its Group) that relate to a Business, Asset or Liability of another Party (or member of its Group), shall be held by such Party in trust for the use and benefit of the Party entitled thereto (at the expense of the Party entitled thereto) and, promptly upon receipt by such Party of any such payment or reimbursement, such Party shall pay or shall cause the applicable member of its Group to pay over to the Party entitled thereto the amount of such payment or reimbursement without right of set-off.

Disclaimer of Representations and Warranties. EACH OF AUTOLIV (ON BEHALF OF ITSELF AND EACH MEMBER OF THE AUTOLIV GROUP) AND VEONEER (ON BEHALF OF ITSELF AND EACH MEMBER OF THE VEONEER GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN ANY ANCILLARY AGREEMENT OR IN ANY CONTINUING ARRANGEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY ANCILLARY AGREEMENTS OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES CONTRIBUTED, TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS, RESTRICTIONS ON TRANSFER, ENCUMBRANCE OR LIEN, NON-INFRINGEMENT, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO

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ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE) AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, RESTRICTIONS ON TRANSFER, ENCUMBRANCE OR LIEN AND (II) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE XII

CERTAIN COVENANTS

Intellectual Property Each Party shall not use or exploit the Intellectual Property of the other Parties after the Effective Time, except (a) as permitted in the Ancillary Agreements, (b) as required by applicable Law, (c) as permitted by the “fair use” or similar doctrines or defenses, or (d) for neutral, non-trademark use of the other Parties’ Trademarks to describe the history of each Party’s respective business.

12.1    Employees.

(a)    Autoliv shall cause each of the individuals identified by Veoneer prior to the Closing Date (the “Employees Transferred to Veoneer”) to (i) resign from each member of the Autoliv Group with whom such employee has an employment relationship immediately prior to the Restructuring and (ii) enter into an employment relationship with members of the Veoneer Group, in each case effective as of the Effective Time or such other date and time as may be designated by Veoneer.

(b)    Notwithstanding any provision to the contrary set forth herein, (i) the Autoliv Group shall be solely liable for any Action brought by or against any Employee Transferred to Veoneer if and to the extent such Action arises from or is based on facts, events or actions occurring prior to the Effective Time; and (ii) the Veoneer Group shall be solely liable for any Action brought by or against any Employee Transferred to Veoneer if and to the extent such Action arises from or is based on facts, events or actions occurring after the Effective Time.

Transition Services Agreement. At the Effective Time, Autoliv and Veoneer will enter into the Transition Services Agreement.

12.2    Further Assurances.

(a)    In addition to and without limiting the actions specifically provided for elsewhere in this Agreement, including Section 2.7, each of the Parties shall cooperate with each other and use (and shall cause its respective Subsidiaries and Affiliates to use) reasonable best efforts, at and after the Effective Time, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

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(b)    Without limiting the foregoing, at and after the Effective Time, each Party shall, and shall cause the members of its Group to, cooperate with the other Party and the members of its Group, and, subject to Section 2.7, from and after the Effective Time, to execute and deliver, or use reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of Transfer or title, and to make all filings with, and to obtain all Consents and/or Governmental Approvals, any permit, license, Contract, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such Party may reasonably be requested to take by any other Party from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the Transfers of the applicable Assets and the assignment and Assumption of the applicable Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each Party shall, subject to Section 2.7, take, and shall cause each member of its Group to take, such other actions as may be reasonably necessary to vest in such other Party or members of its Group such title and such rights as possessed by the transferring Person to the Assets allocated to such other Party under this Agreement or any of the Ancillary Agreements, free and clear of any Security Interest, if and to the extent it is practicable to do so.

Cooperation.

(c)    From and after the Effective Time and subject to compliance with the other provisions of this Agreement and the Ancillary Agreements, each Party shall, and shall cause each of its respective Group members and employees to, (i) provide reasonable cooperation and assistance to the other Party (and any member of its Group) in connection with the completion of the Restructuring Steps Plan and the other matters contemplated by this Agreement and the Ancillary Agreements, (ii) provide knowledge transfer regarding its applicable Business or Autoliv’s historical business at the reasonable request of another Party or member of such other Party’s Group, (iii) reasonably assist each other Party and its Group members in the orderly and efficient transition in becoming an independent company to the extent set forth in the Transition Services Agreement and (iv) reasonably assist each Person to which such Party or any member of its Group is providing or has provided services, as applicable, pursuant to the Transition Services Agreement, in connection with requests for information from, audits or other examinations of, such other Party or member of its Group by a Governmental Authority; in each case, except as set forth in Section 2.7, as may otherwise be agreed to by the Parties in writing or as contemplated by the immediately following sentence, at no additional cost to the Party or Group member requesting such assistance other than for the actual out-of-pocket costs (which shall not include the costs of salaries and benefits of employees of the Person providing such assistance or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing) incurred by any such Party, if applicable. If an employee of one Party or Group member is requested to dedicate a significant portion or his or her working time to a project requested by another Party or member of another Party’s Group, the Parties agree that during the term of the Transition Services Agreement, such services shall be provided in accordance with the terms of the Transition Services Agreement.

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(d)    Promptly following the Closing Date, Autoliv shall execute and deliver to Veoneer all documents, papers, forms, and authorizations, and take such other actions as are necessary in accordance with the procedures of the applicable Internet domain name registrars to effectuate and evidence the transfer of ownership and control (including administrative and technical access) to Veoneer (or its designee) of all domain names included in the Veoneer Intellectual Property (“Veoneer Domain Names”), and cause the Veoneer Domain Names to be registered (or enable Veoneer to register the Veoneer Domain Names) in the name of Veoneer (or its designee) with the domain name registrar of Veoneer’s choosing as designated by Veoneer in writing. A Veoneer Domain Name will be deemed transferred when: (i) Veoneer’s designated registrar has confirmed the transfer in accordance with its procedures therefor; (ii) the applicable WHOIS database identifies Veoneer (or its designee) as the registrant of such Veoneer Domain Name; and (iii) Veoneer (or its designee) has administrative and technical access to such Veoneer Domain Name, and sole control over where such Veoneer Domain Name points.

Performance. Autoliv shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of the Autoliv Group. Veoneer shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of the Veoneer Group. Each Party (including its permitted successors and assigns) further agrees that it shall (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 3.6 to all of the other members of its Group, and (b) cause all of the other members of its Group not to take, or omit to take, any action which action or omission would violate or cause such Party to violate this Agreement or any Ancillary Agreement or materially impair such Party’s ability to consummate the transactions contemplated hereby or thereby.

ARTICLE XIII

INDEMNIFICATION; COOPERATION

Indemnification by Autoliv. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, following the Effective Time, Autoliv shall and shall cause the other members of the Autoliv Group to indemnify, defend and hold harmless Veoneer, each member of the Veoneer Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Veoneer Indemnitees”) from and against any and all Indemnifiable Losses of the Veoneer Indemnitees arising out of, by reason of or otherwise in connection with (a) the Autoliv Liabilities or alleged Autoliv Liabilities or (b) any breach by Autoliv of any provision of this Agreement or any Ancillary Agreement unless such Ancillary Agreement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder.

Indemnification by Veoneer. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, following the Effective Time, Veoneer shall and shall cause the other members of the Veoneer Group to indemnify, defend and hold harmless Autoliv, each member of the Autoliv Group and each of their respective past,

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present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Autoliv Indemnitees”) from and against any and all Indemnifiable Losses of the Autoliv Indemnitees arising out of, by reason of or otherwise in connection with (a) the Veoneer Liabilities or (b) any breach by Veoneer of any provision of this Agreement or any Ancillary Agreement unless such Ancillary Agreement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder.

13.1    Procedures for Indemnification.

(a)    Other than with respect to Third Party Claims, which shall be governed by Section 4.3(b), each Veoneer Indemnitee and Autoliv Indemnitee (each, an “Indemnitee”) shall notify in writing, with respect to any matter that such Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement or any Ancillary Agreement, the Party which is or may be required pursuant to this Article IV or pursuant to any Ancillary Agreement to make such indemnification (the “Indemnifying Party”), within thirty (30) days of such determination, stating the amount of the Indemnifiable Loss claimed, if known, and method of computation thereof, and referring to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee or arises; provided, however, that the failure to provide such written notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Each such Indemnitee shall provide the applicable Indemnifying Party with reasonable access, upon reasonable prior written notice and during normal business hours, in a manner so as not to unreasonably interfere in any material respect with the normal business operations of such Indemnitee, to its books and records, properties and personnel relating to the claim the Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement or any Ancillary Agreement.

(b)    If a claim or demand is made against an Indemnitee by any Person who is not a party to this Agreement (a “Third Party Claim”) as to which such Indemnitee is or may be entitled to indemnification pursuant to this Agreement or any Ancillary Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within thirty (30) days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that the failure to provide notice of any such Third Party Claim pursuant to this or the preceding sentence shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five (5) Business Days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(c)    An Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof, at such Indemnifying Party’s own cost and expense and by such Indemnifying Party’s own counsel, that is reasonably acceptable (provided that insurer-appointed counsel shall be automatically deemed acceptable) to the applicable Indemnitees, within thirty (30) days of the receipt of such notice from such

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Indemnitees; provided, that: (i) the Indemnifying Party provides written notice to the Indemnitee that it elects to defend the Indemnitee against a Third Party Claim; (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnitee; and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently; provided, however, the Indemnifying Party shall, in any case, have the right to employ separate counsel to participate in (but not control) the defense, compromise or settlement thereof at its own expense. In connection with a Third Party Claim for which the Indemnifying Party is controlling the defense pursuant to this Section 4.3(c), the Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, at its own expense and, in any event, shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent Information, materials and information in such Indemnitee’s possession or under such Indemnitee’s control relating thereto as are reasonably required by the Indemnifying Party; provided, however, that in the event of a conflict of interest between the Indemnifying Party and the applicable Indemnitee(s), such Indemnitee(s) shall be entitled to retain, at the Indemnifying Party’s expense, separate counsel as required by the applicable rules of professional conduct with respect to such matter; provided, further, that if the Indemnifying Party has assumed the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions to such defense or to its liability therefor, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

(d)    Notwithstanding any assumption of defense of a Third Party Claim by an Indemnifying Party in accordance with Section 4.3(c), in the event that in the course of defending such Third Party Claim the Indemnifying Party or another Party shall become aware that the subject matter of such Third Party Claim relates to a Liability of another Party and not to a Liability of such Indemnifying Party, then the Indemnifying Party shall, subject to the prior written consent of the other Party to which such Liability belongs, use reasonable best efforts to transfer the defense of such claim to such other Party, and shall thereafter cooperate fully with such other Party in such defense and make available to such other Party, at such Party’s expense, all witnesses, pertinent Information, materials and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating to such Third Party Claim as are reasonably required by such other Party.

(e)    If an Indemnifying Party fails for any reason to assume responsibility for defending a Third Party Claim within the time specified, such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party. If the Indemnitee is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnitee’s expense, all witnesses, pertinent Information, and material in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnitee.

(f)    Neither the Indemnifying Party nor the Indemnitee shall, without the prior written consent of the other Party (such written consent not to be unreasonably withheld or delayed), settle, compromise or offer to settle or compromise any Third Party Claim; provided, however, the Indemnifying Party may settle, compromise any Third Party Claim without consent of the Indemnitee if (i) such settlement or compromise shall include as an unconditional term thereof the giving by the claimant of a release of each Indemnitee from all liability with respect to such Third Party Claim, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

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Indemnification Obligations Net of Insurance Proceeds, Third Party Recoveries and Net Tax Benefit; Mitigation. Each Indemnitee shall be obligated in connection with any claim for indemnification under this Article IV to use all commercially reasonable efforts to obtain any insurance proceeds reasonably available to such Indemnitee with regard to the applicable claims and to recover any amounts to which it may be entitled in respect of the applicable claims pursuant to contractual or other indemnification rights that it may have against Third Parties. The amount that the Indemnifying Party is or may be required to pay to any Indemnitee pursuant to this Article IV shall be reduced (retroactively, if necessary) by (i) any insurance proceeds or payments from Third Parties actually recovered by or on behalf of such Indemnitee in reduction of the related Losses, net of any costs associated with the collection of such amounts, and (ii) any net Tax benefit actually realized by such Indemnitee with respect to such Losses for the taxable year of such Losses, as calculated on a “with and without” basis (the “Net Tax Benefit”). If an Indemnitee shall have received the payment required by this Agreement from the Indemnifying Party in respect of Losses and shall subsequently receive insurance proceeds, payments from Third Parties or Net Tax Benefits in respect of such Losses, then such Indemnitee shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds, Third Party payments or Net Tax Benefit actually received, in each case, net of any costs associated with the collection of such amounts. Each Indemnitee shall be obligated in connection with any claim for indemnification under this Article IV to use its commercially reasonable efforts to mitigate Losses upon and after becoming aware of any event which could reasonably be expected to give rise to such Losses. Notwithstanding anything to the contrary under this Agreement or Applicable Law, no Indemnitee shall be required to initiate any Action with respect to any matter for which an indemnification claim has been sought pursuant to this Agreement; provided, however, that upon payment in full of any claim for indemnification pursuant to this Article IV, the Indemnifying Party shall be subrogated to the extent of such payment with respect to such claim to the rights of the Indemnitee against any Third Party relating to such claim and any other Persons. Each Indemnitee shall be permitted to assert any claim for indemnification pursuant to this Agreement during such time as such Indemnitee pursues any mitigation options contemplated by this Section 4.4. The Indemnifying Party shall not be liable for any Losses under Section 4.1 or Section 4.2 to the extent they are special, indirect, incidental, consequential or punitive damages or lost profits, except in each case if, and only to the extent, such damages have been awarded to a Third Party against an Indemnitee.

13.2    Cooperation in Defense and Settlement.

(a)    With respect to any Third Party Claim and that implicates two or more Parties in any material respect due to the allocation of Liabilities, responsibilities for management of defense and related indemnities pursuant to this Agreement or any of the Ancillary Agreements, the applicable Parties agree to use reasonable best efforts to cooperate fully and maintain a joint defense. The Party that is not responsible for managing the defense of any such Third Party Claim shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, retain counsel to assist in the defense of such claims.

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(b)    Each of Autoliv and Veoneer agrees that at all times from and after the Effective Time, if an Action is commenced by a Third Party naming two (2) or more Parties (or any member of such Parties’ respective Groups) as defendants and with respect to which one or more named Parties (or any member of such Party’s respective Group) is a nominal defendant and/or such Action is otherwise not a Liability allocated to such named Party under this Agreement or any Ancillary Agreement, then the other Party or Parties shall use reasonable best efforts to cause such nominal defendant to be removed from such Action, as soon as reasonably practicable.

Contribution. If for any reason the indemnification provided for in this Article IV is unavailable to any Indemnitee, or insufficient to hold it harmless, then the Indemnitee shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Losses in such proportion as is appropriate to reflect the relative fault of the Autoliv Group, on the one hand, and the Veoneer Group, on the other hand, in connection with the conduct, statement or omission that resulted in such Indemnifiable Losses.

Indemnification Payments. Indemnification required by this Article IV shall be made by periodic payments of the amount of Indemnifiable Losses in a timely fashion during the course of the investigation or defense, as and when bills are received or an Indemnifiable Loss incurred.

Survival of Indemnities. The rights and obligations of each of Veoneer and Autoliv and their respective Indemnitees under this Article IV shall survive (a) the sale or other transfer by any Party of any Assets or businesses or the assignment by it of any Liabilities, and (b) any merger, consolidation, business combination, sale of all or substantially all of the Assets, restructuring, recapitalization, reorganization or similar transaction involving either Party or any of its respective Subsidiaries.

Covenant Not to Sue (Liabilities and Indemnity). Each Party hereby covenants and agrees that none of it, the members of such Party’s Group or any Person claiming through it shall bring any Action or otherwise assert any claim against any Indemnitee, or assert a defense against any claim asserted by any Indemnitee, before any court, arbitrator, mediator or administrative agency anywhere in the world, alleging that: (a) the assumption of any Veoneer Liabilities by Veoneer or a member of the Veoneer Group on the terms and conditions set forth in this Agreement and the Ancillary Agreements is void or unenforceable for any reason; or (b) the provisions of this Article IV are void or unenforceable for any reason.

No Impact on Third Parties. For the avoidance of doubt, except as expressly set forth in this Agreement, the indemnifications provided for in this Article IV are made only for purposes of allocating responsibility for Liabilities between the Veoneer Group, on the one hand, and the Autoliv Group, on the other hand, and are not intended to, and shall not, affect any obligations to, or give rise to any rights of, any third parties.

No Cross-Claims or Third-Party Claims. Each of Autoliv and Veoneer agrees that it shall not, and shall not permit the members of its respective Group to, in connection with any Third Party Claim, assert as a counterclaim or third-party claim against any member of the Veoneer Group or Autoliv Group, respectively, any claim (whether sounding in contract, tort or

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otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability or validity hereof, which in each such case shall be asserted only as contemplated by Article IV.

Non-Exclusivity of Remedies. The remedies provided for in this Article IV are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnitee at law or in equity; provided that the procedures set forth in Sections 4.1 and 4.2 shall be the exclusive procedures governing any indemnity action brought under this Agreement.

ARTICLE XIV

DISPUTE RESOLUTION

Dispute Resolution. In the event of a dispute arising out of or in connection with this Agreement (including its interpretation, performance or validity) (collectively, “Disputes”), the Autoliv Representative and the Veoneer Representative shall meet at a mutually acceptable time and place (or by teleconference) promptly after the Dispute has been referred to them, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to resolve the Dispute.

ARTICLE XV.

MISCELLANEOUS

Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement or Continuing Arrangement, this Agreement shall control unless specifically stated otherwise in such Ancillary Agreement or Continuing Arrangement.

Ancillary Agreements. Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

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Assignability. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the other Party or the other parties hereto and thereto, respectively, and their respective successors and permitted assigns; provided, however, that no Party or party thereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party or other parties thereto, as applicable. Notwithstanding the foregoing, no such consent shall be required for the assignment of a party’s rights and obligations under this Agreement or the Ancillary Agreements (except as may be otherwise provided in any such Ancillary Agreement) in whole in connection with a change of control of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant party thereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party. Nothing herein is intended to, or shall be construed to, prohibit either Party or any member of its Group from being party to or undertaking a change of control.

Termination. Notwithstanding any provisions hereof, the Autoliv Board may, in its sole discretion, at any time terminate this Agreement and/or abandon the Restructuring, whether or not it has theretofore approved this Agreement and/or the Restructuring. In the event this Agreement is terminated pursuant to the preceding sentence, neither party nor any of its directors or officers shall have any liability or further obligation to the other party.

Third Party Beneficiaries. Except for the release and indemnification rights under this Agreement of any Autoliv Indemnitee or Veoneer Indemnitee in their respective capacities as such: (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person (including, without limitation, any shareholders of Autoliv or shareholders of Veoneer) except the Parties hereto any rights or remedies hereunder; and (b) there are no Third Party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third Person (including, without limitation, any shareholders of Autoliv or shareholders of Veoneer) with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

Notices. All notices, requests, claims, demands or other communications under this Agreement and, to the extent applicable, and unless otherwise provided thereunder, under each of the Ancillary Agreements shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.8):

If to Autoliv, to:

Autoliv, Inc.

1320 Pacific Drive

Auburn Hills, Michigan 48326

Attention: General Counsel

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If to Veoneer, to:

Veoneer, Inc.

26545 American Drive

Southfield, Michigan 48034

Attention: General Counsel

Any Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

Severability. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Force Majeure. No Party shall be deemed in default of this Agreement or, unless otherwise provided therein, any Ancillary Agreement for any delay or failure to fulfill any obligation, other than a delay or failure to make a payment, so long as and to the extent to which any delay or failure in the fulfillment of such obligations is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use reasonable best efforts to remove any such causes and resume performance under this Agreement and the Ancillary Agreements, as applicable, as soon as reasonably practicable.

Expenses. Except as specifically provided otherwise in this Agreement or any Ancillary Agreement, all costs and expenses incurred by the Autoliv Group in connection with the Restructuring and related transactions shall be paid by Autoliv, and all costs and expenses incurred by the Veoneer Group in connection with the Restructuring and related transactions shall be paid by Veoneer.

Headings. The article, section and paragraph headings contained in this Agreement or any Ancillary Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

Survival of Covenants. Except as expressly set forth in this Agreement or any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and the Ancillary Agreements, and liability for the breach of any obligations contained herein or therein, shall survive the Restructuring and shall remain in full force and effect in accordance with their terms.

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Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement or any Ancillary Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Amendments. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it sought to enforce such waiver, amendment, supplement or modification is sought to be enforced.

Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

Counterparts. This Agreement may be executed in one (1) or more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Facsimile Signatures. Each Party acknowledges that it may be executing this Agreement by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (.pdf) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in .pdf) made in its respective name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Limited Liability. Notwithstanding any other provision of this Agreement, no individual who is a shareholder, director, employee, officer, agent or representative of Autoliv or Veoneer, in such individual’s capacity as such, shall have any liability in respect of or relating to the covenants or obligations of Autoliv or Veoneer, as applicable, under this Agreement or any Ancillary Agreement or in respect of any certificate delivered with respect hereto or thereto and, to the fullest extent legally permissible, each of Autoliv or Veoneer, for itself and its respective Subsidiaries and its and their respective shareholders, directors, employees and officers, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable Law.

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Limitations of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT TO THE CONTRARY, NEITHER VEONEER NOR ITS AFFILIATES, ON THE ONE HAND, NOR AUTOLIV NOR ITS AFFILIATES, ON THE OTHER HAND, SHALL BE LIABLE UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT TO THE OTHER FOR ANY INCIDENTAL CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE OR SIMILAR DAMAGES IN EXCESS OF COMPENSATORY DAMAGES OF THE OTHER ARISING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (OTHER THAN ANY SUCH LIABILITY WITH RESPECT TO INDEMNIFICATION OF SUCH DAMAGES PAID BY AN INDEMNITEE IN RESPECT OF A THIRD PARTY CLAIM).

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

AUTOLIV, INC.

By:	/s/ Lars Sjöbring
Name:	Lars Sjöbring
Its:	Group Vice President of Legal Affairs, General Counsel and Secretary

VEONEER, INC.

By:	/s/ Christian Hanke
Name:	Christian Hanke
Its:	Director

[Signature Page – Master Transfer Agreement]